Exhibit 3.1

ARTICLES

Company number 9475809

THE COMPANIES ACT 2006

A PRIVATE COMPANY LIMITED BY SHARES

AMENDED AND RESTATED

ARTICLES OF ASSOCIATION

OF

ENTASIS THERAPEUTICS LIMITED

(adopted by special resolution passed on August 28 2017)

PRELIMINARY

1.                                     MODEL ARTICLES DO NOT APPLY

None of the articles in the model articles for a private company limited by shares set out in Schedule 1 to The Companies (Model Articles) Regulations 2008 shall apply to the company.

INTERPRETATION

2.                                     DEFINED TERMS

2.1                              In the Articles, unless the context requires otherwise:

“A Preference Director” shall mean the Director elected by the Majority A Holders.

“A Preference Share Conversion Price” shall initially be equal to US $1.00;

“A Preference Share Dividend” has the meaning given to it in Article 48.1;

“A Preference Share Original Issue Price” means the amount of US $1.00 per A Preference Share subject to appropriate adjustment in the event of any dividend, share split or other capital reorganisation relating to the class of A Preference Shares;

“A Preference Shares” means the A convertible preference shares of US $1.00 each in the capital of the Company and an “A Preference Shareholder” means a holder of any of those shares;

“Additional Closing” has the meaning given in the B-1 Preference Share Subscription Agreement;

“Additional Consideration” has the meaning given to it in Article 36.6;

“Additional Ordinary Shares” shall mean all Ordinary Shares issued (or, pursuant to Article 37.9, deemed to be issued) by the Company after the B-1 Preference Share Original Issue Date, other than Exempted Securities;

“Additional Shares” has the meaning given in the B-1 Preference Share Subscription Agreement;

“Affiliate” means, in relation to a Shareholder which is not a natural person, its subsidiaries and subsidiary undertakings from time to time and any holding company or parent undertaking of such Shareholder from time to time and all other subsidiaries and subsidiary undertakings of any such holding company or parent undertaking from time to time but excluding the Company, the Subsidiary and any other members of the Group from time to time and shall also include with respect to any specified B-1 Preference Shareholder, any other Person who, directly or indirectly, controls, is controlled by, or is under common control with such Person, including, without limitation, any general partner, managing member, limited partner, member, officer or director of such Person or any venture capital fund now or hereafter existing that is controlled by one or more general partners or managing members of, or shares the same management company with, such Person. For purposes of this definition, the term “control” when used with respect to any Person means the power to direct the management or policies of such Person, directly or indirectly, whether through ownership of voting securities, by contract or otherwise, and the terms “controlling” and “controlled” shall have meanings correlative to the foregoing;

“Articles” means the Company’s articles of association, as from time to time amended;

“AstraZeneca” means AstraZeneca AB (Publ), a company incorporated in Sweden (registered number 556011-7482);

“B Preference Share Conversion Price” shall initially be equal to US $1.00;

“B Preference Share Dividend” has the meaning given to it in Article 48.1;

“B Preference Share Original Issue Price” means the amount of US $1.00 per B Preference Share subject to appropriate adjustment in the event of any dividend, share split or other capital reorganisation relating to the class of B Preference Shares;

“B Preference Shares” means the B convertible preference shares of US $1.00 each in the capital of the Company and a “B Preference Shareholder” means a holder of any of those shares;

“B-1 Preference Directors” shall mean the Directors elected by the Majority B-1 Holders;

“B-1 Preference Share Conversion Price” shall initially be equal to US $0.59;

“B-1 Preference Share Dividend” has the meaning given to it in Article 48.1;

“B-1 Preference Share Original Issue Date” shall mean the date on which the first B-1 Preference Share was issued;

“B-1 Preference Share Original Issue Price” means the amount of US $0.59 per B-1 Preference Share subject to appropriate adjustment in the event of any dividend, share split or other capital reorganisation relating to the class of B-1 Preference Shares;

“B-1 Preference Shares” means the B-1 convertible preference shares of US $0.59 each in the capital of the Company and a “B-1 Preference Shareholder” means a holder of any of those shares;

“B-1 Preference Share Subscription Agreement” means that certain Subscription Agreement by and among the B-1 Preference Shareholders and the Company entered into concurrently with the execution and delivery of these Articles;

“bankruptcy” includes individual insolvency proceedings in a jurisdiction other than England and Wales or Northern Ireland which have an effect similar to that of bankruptcy;

“Board” means the board of directors of the Company;

“Business Day” means a day (not being a Saturday or a Sunday), when banks generally are open in New York, United States, the City of London, England and Södertälje, Sweden for the transaction of general banking business;

“Capitalised Sum” has the meaning given to it in Article 54.1.2.

“CEO” means the Chief Executive Officer of the Company;

“Chairman” means the Director appointed under Article 23;

“Chairman of the Meeting” has the meaning given to it in Article 59.3;

“Companies Act” means the Companies Act 2006 including any statutory modification or re-enactment of it for the time being in force;

“Company” means Entasis Therapeutics Limited (registered number 9475809);

“Conversion Time” has the meaning given to it in Article 37.4.3;

“Convertible Securities” shall mean any evidences of indebtedness, shares or other securities directly or indirectly convertible into or exchangeable for Ordinary Shares, but excluding Options;

“Deemed Liquidation Event” shall mean:

(a)                                the appointment of a receiver or administrative receiver in respect of the Company; or

(b)                                an administration order having been made; or

(c)                                 the Company having stopped or suspended payment of its debts, becoming unable to pay its debts, or otherwise becoming insolvent; or

(d)                                an unsatisfied judgment, order or award being outstanding against the Company; or

(e)                                 the sale or transfer of the Subsidiary to a third party; or

(f)                                  the sale, transfer, exclusive license or other distribution of all or substantially all of the assets of the Company; or

(g)                                 any consolidation or merger of the Company with or into any other corporation or other entity or person, or any other corporate reorganisation, other than: any such consolidation, merger or reorganisation in which the Shares in issue immediately prior to such consolidation, merger or reorganisation, continue to represent a majority of the voting power of the surviving entity (or, if the surviving entity is a wholly owned subsidiary, its parent) immediately after such consolidation, merger or reorganisation, (provided that, for the purpose of this definition, all Ordinary Shares issuable upon exercise of options outstanding immediately prior to such consolidation, merger or reorganisation or upon conversion of convertible securities outstanding immediately prior to such consolidation, merger or reorganisation shall be deemed to be issued immediately prior to such consolidation, merger or reorganisation and, if applicable, converted or exchanged in such consolidation, merger or reorganisation on the same terms as the actual issued shares are converted or exchanged); or

(h)                                any transaction or series of related transactions in which in excess of fifty percent (50%) of the voting power attaching to the Shares in issue immediately prior to such transaction is transferred to a third party other than a direct or indirect holding company; or

(i)                                    any other voluntary or involuntary dissolution, liquidation or winding up;

“Deferred Shares” means deferred shares of $0.20 each in the capital of the Company;

“Director” means a director of the Company, and includes any person occupying the position of director, by whatever name called;

“Distribution Recipient” has the meaning given to it in Article 49.2;

“document” includes, unless otherwise specified, any document sent or supplied in electronic form;

“Drag-Along Purchaser” has the meaning given to it in Article 43.1.1;

“Drag-Along Sale” has the meaning given to it in Article 43.1.1;

“Drag-Along Sale Notice” has the meaning given to it in Article 43.1.2;

“Drag-Along Sellers” has the meaning given to it in Article 43.1.1;

“Drag-Along Terms” has the meaning given to it in Article 43.1.2;

“electronic form” has the meaning given in section 1168 of the Companies Act;

“Eligible Director” means a Director who is entitled to vote on the relevant matter at a Directors’ meeting but excluding any Director whose vote is not to be counted in respect of the relevant matter;

“Employee” means an employee, secondee, consultant, contractor or officer of the Company, the Subsidiary or any other member of the Group from time to time, and the terms “Employed” and “Employment” shall be construed accordingly;

“Encumbrance” means any mortgage, charge, pledge, lien, restriction, assignment, hypothecation, option, right to acquire, right of first refusal or right of pre-emption, third party right or interest or other encumbrance or security interest of any kind or any other agreement or arrangement the effect of which is the creation of security; any other type of preferential arrangement (including a title transfer or retention arrangement) having similar effect; or any agreement or arrangement or obligation to create any of the same;

“Equity Interest” means, in respect of a Shareholder, all of the Shares owned by that Shareholder and any other equity interests in the Company owned by that Shareholder;

“Estate Planning Entity” means any custodian or trustee of any trust, partnership or limited liability company for the sole benefit of, or the ownership interests of which are owned wholly by, a Shareholder who is a natural person or any such Shareholder’s Family Members;

“Estate Planning Purposes” means a transfer of Ordinary Shares by a Shareholder who is a natural person (and who is also an Employee at such time) for bona fide estate planning purposes, either during his or her lifetime or on death by will or intestacy to a Permitted Family Member and / or to an Estate Planning Entity;

“executed” includes any mode of execution;

“Exempted Securities” means:

(a)                                Ordinary Shares, Options or Convertible Securities issued as a dividend or distribution in respect of Preference Shares;

(b)                                Options or Convertible Securities issued by reason of a dividend, share-split, or other distribution in respect of Ordinary Shares that is covered by Articles 37.13, 37.14, 37.15, and 37.16;

(c)                                 Ordinary Shares or Options issued to Employees or directors, or advisors to, the Company, or any other member of the Group from time to time pursuant to a plan, agreement or arrangement approved by the Board;

(d)                                Deferred Shares issued to any former Employees or directors of the Company, or any other member of the Group from time to time pursuant to a plan, agreement or arrangement approved by the Board;

(e)                                 Ordinary Shares or Convertible Securities issued upon the exercise of Options or Ordinary Shares issued upon the conversion or exchange of Convertible Securities, in each case provided such issuance is pursuant to the terms of such Option or Convertible Security;

(f)                                  Ordinary Shares, Options or Convertible Securities issued to a third party that is not a Shareholder in connection with, or as consideration for, a strategic collaboration, licensing, transaction or acquisition by the Company that is approved by a majority of the Board (including a majority of the Investor Directors)); or

(g)                                 any B-1 Preference Shares issued by the Company at any time pursuant to the B-1 Preference Share Subscription Agreement;

“Family Member” in relation to an individual means his spouse, child or any other dependent;

“first meeting” has the meaning given to it in Article 13.2.

“fully paid” in relation to a Share, means that the nominal value and any premium to be paid to the Company in respect of that Share has been paid to the Company;

“Group” means the Company, the Subsidiary and any subsidiary or subsidiary undertakings of the Company or the Subsidiary from time to time;

“hard copy form” has the meaning given to it in section 1168 of the Companies Act;

“holder” in relation to Shares means the person whose name is entered in the register of members as the holder of the Shares;

“Independent Director” means a Director that is not an Investor Director and not the CEO;

“Inherent Conflict” has the meaning given to it in Article 18.1;

“Initial Consideration” has the meaning given to it in Article 36.6;

“IPO” means the admission to listing or trading of the whole or any class of Shares in the capital of the Company (or other securities representing such Shares) on any Recognised Investment Exchange;

“instrument” means a document in hard copy form;

“Investor Consent” means:

(a)                                the consent or approval of all of the Investor Directors or, if there is only one appointed at the time, of that sole Investor Director, given in writing or given at a meeting of the Board (or of a committee of the Board) and in each case specifically referred to as representing investor consent (so that an Investor Director may consent to a matter in his capacity as a Director, without that consent representing consent under this definition unless he specifically indicates it as being so); or

(b)                                the written approval of the Majority Holders;

“Investor Directors” means the A Preference Director and the B-1 Preference Directors;

“Majority A Holders” means the holders of more than 50% of the A Preference Shares in issue;

“Majority B Holders” means the holders of more than 50% of the B Preference Shares in issue;

“Majority B-1 Holders” means the holders of at least 60% of the B-1 Preference Shares in issue;

“Majority Holders” means the holders of at least 55% of the Preference Shares in issue (voting together on an as-if converted to Ordinary Shares basis);

“Mandatory Conversion Time” has the meaning given to it in Article 38.1;

“New Shares” means the Company’s issue in accordance with the terms of the Shareholders’ Agreement and these Articles of new Shares (or other equity or convertible securities);

“observer” means an observer appointed under Article 24;

“Option” shall mean rights, options or warrants to subscribe for, purchase or otherwise acquire Ordinary Shares or Convertible Securities;

“Option Holder” shall mean any person that holds an Option;

“ordinary resolution” has the meaning given to it in section 282 of the Companies Act;

“Ordinary Shares” means the ordinary shares of US $0.20 each in the capital of the Company;

“Original Shareholder” means a Shareholder which transfers its Equity Interest to a Permitted Transferee in accordance with Article 42.2;

“paid” means paid or credited as paid;

“participate,” in relation to a Directors’ meeting, has the meaning given to it in Article 12;

“Permitted Family Member” in relation to an individual means his spouse, child (natural or adopted), or any other direct lineal descendant of such person (or his or her spouse);

“Permitted Group” means in relation to any Shareholder, any of its wholly-owned subsidiaries, any holding company of which it is a wholly-owned subsidiary or any company which is a wholly-owned subsidiary of such holding company;

“Permitted Transferee” means, in relation to a Shareholder which is not a natural person, any member of the same Permitted Group as that Shareholder or any Affiliate and, in the case of a Shareholder who is a natural person (and is an Employee at such time), a Permitted Family Member or an Estate Planning Entity;

“Person” means any individual, corporation, partnership, trust, limited liability company, association or other entity;

“Persons Entitled” has the meaning given to it in Article 54.1.2;

“Preference Shareholder” means a B-1 Preference Shareholder, a B Preference Shareholder or an A Preference Shareholder;

“Preference Shares” means, collectively, B-1 Preference Shares, B Preference Shares and A Preference Shares;

“Proxy Notice” has the meaning given to it in Article 65.1;

“Recognised Investment Exchange” means any recognised investment exchange (as such term is defined in s285 Financial Services and Markets Act 2000, as amended) or an investment exchange that has been recognised by the UK Financial Conduct Authority as a designated investment exchange;

“Relevant Loss” has the meaning given to it in Article 75.2;

“Relevant Situation” has the meaning given to it in Article 19.1;

“Shareholder” means a B-1 Preference Shareholder, a B Preference Shareholder, an A Preference Shareholder, a holder of Ordinary Shares or a holder of Deferred Shares;

“Shareholders’ Agreement” means that certain shareholders’ agreement dated on or about the date of adoption of these Articles;

“Shares” means the shares in the capital of the Company for the time being in issue;

“special resolution” has the meaning given in section 283 of the Companies Act;

“Stamp Duties” means any stamp, capital, registration, issuance or transfer duties or Taxes (including United Kingdom stamp duty and stamp duty reserve tax) and all penalties, charges, surcharges, fines, costs and interest relating thereto;

“Subsidiary” means Entasis Therapeutics Inc.;

“Tax” means any form of tax, levy, impost or duty and any similar charge, contribution, withholding or deduction and all penalties, charges, surcharges, fines, costs and interest included in or relating to any of the foregoing or to any obligation in respect of any of the foregoing;

“transfer” has the meaning given to it in Article 42.1.7.

“Transmittee” means a person entitled to a Share by reason of the death or bankruptcy of a Shareholder or otherwise by operation of law; and

“writing” or “written” includes fax and e-mail but excludes text messages and other communications in electronic form.

2.2                              Unless the context otherwise requires, other words or expressions contained in these Articles bear the same meaning as in the Companies Act as in force on the date when these Articles become binding on the Company.

2.3                              Unless the contrary intention appears, words importing the singular number include the plural number and vice versa, words importing one gender include all genders and words importing persons include bodies corporate and unincorporated associations.

2.4                              Headings to the Articles are inserted for convenience only and shall not affect construction.

OBJECTS AND SHARE CAPITAL

3.                                     UNRESTRICTED OBJECTS AND SHARE CAPITAL

Nothing in the Articles shall constitute a restriction on the objects of the Company to do (or omit to do) any act and, in accordance with section 29(1) of the Companies Act, the Company’s objects are unrestricted.

LIMITED LIABILITY

4.                                     LIABILITY OF MEMBERS

The liability of the members is limited to the amount, if any, unpaid on the Shares held by them.

DIRECTORS’ GENERAL POWERS, DUTIES AND RESPONSIBILITIES

5.                                     DIRECTORS’ GENERAL POWERS

Subject to the Articles, the Directors are responsible for the management of the Company’s business, for which purpose they may exercise all the powers of the Company.

6.                                     DIRECTORS’ DUTIES

6.1                              An Investor Director will not breach his duty to exercise independent judgment if he acts in accordance with a direction from the Preference Shareholder who appointed or designated him or takes into account the interests of that Preference Shareholder.

6.2                              In the exercise of his duties, an Investor Director shall not be restricted by any duty of confidentiality to the Company from providing information regarding the Company to any Preference Shareholder or its Affiliates, but a Director who is also a director of the Shareholder who appointed or designated him shall owe a strict duty of confidentiality to his appointing Shareholder in relation to confidential information of the Shareholder.

7.                                     DIRECTORS MAY DELEGATE

7.1                              Subject to the Articles, the Board may delegate any of the powers which are conferred on it under the Articles:

7.1.1                    to such person or committee;

7.1.2                    by such means (including by power of attorney);

7.1.3                    to such an extent;

7.1.4                    in relation to such matters or territories; and

7.1.5                    on such terms and conditions,

as it thinks fit.

7.2                              If the Board so specifies, any such delegation may authorise further delegation of the Board’s powers by any person to whom they are delegated.

7.3                              The Board may revoke any delegation in whole or part, or alter its terms and conditions.

8.                                     COMMITTEES

8.1                              Committees to which the Board delegates any of its powers must follow procedures which are based as far as they are applicable on those provisions of the Articles which govern the taking of decisions by Directors.

8.2                              The Board may make rules of procedure for all or any committees, which prevail over rules derived from the Articles if they are not consistent with them.

DECISION-MAKING BY DIRECTORS

9.                                     DIRECTORS TO TAKE DECISIONS COLLECTIVELY

9.1                              The general rule about decision-making by Directors is that any decision of the Directors must be taken in accordance with this Article or Article 10.

9.2                              In the case of an equality of votes at any meeting of the Directors or a committee of the Directors, the Chairman shall not have a second or casting vote.

9.3                              Except as otherwise set forth in the Articles or herein, questions arising at any meeting of the Directors or of any committee of the Directors shall be decided by a majority of votes.

10.                              UNANIMOUS DECISIONS

10.1                       A decision of the Directors may take the form of a resolution in writing, copies of which have been signed by each Eligible Director or to which each Eligible Director has otherwise indicated agreement in writing.

10.2                       A decision may not be taken in accordance with this Article if the Eligible Directors would not have formed a quorum at such a meeting.

11.                              CALLING A DIRECTORS’ MEETING

11.1                       Any Director may call a Directors’ meeting by giving five Business Days’ notice of the meeting to the Directors or by authorising the Company’s secretary (if any) to give such notice. A Directors’ meeting may however be called upon a notice being issued on less than five Business Days’ notice if such meeting is agreed to by the Majority Holders in writing.

11.2                       Notice of any Directors’ meeting must indicate:

11.2.1             its proposed date and time;

11.2.2             where it is to take place;

11.2.3             if it is anticipated that Directors participating in the meeting will not be in the same place, how it is proposed that they should communicate with each other during the meeting;

11.2.4             the matters to be discussed, with an agenda provided specifying in reasonable detail the matters to be raised at the meeting,

and must be accompanied by copies of any papers to be discussed and/or voted on at the meeting,

11.3                       Notice of a Directors’ meeting must be given to each Director.

11.4                       Notice of a Directors’ meeting need not be given to Directors who waive their entitlement to notice of that meeting, by giving notice to that effect to the Company not more than seven days after the date on which the meeting is held. Where such notice is given after the meeting has been held, that does not affect the validity of the meeting, or of any business conducted at it.

11.5                       Matters that are not contained in the agenda accompanying the notice of a Directors’ meeting may not be raised at a Directors’ meeting unless the Majority Holders so agree.

12.                              PARTICIPATION IN DIRECTORS’ MEETINGS

12.1                       Subject to the Articles, Directors “participate” in a Directors’ meeting, or part of a Directors’ meeting, when:

12.1.1             the meeting has been called and takes place in accordance with the Articles; and

12.1.2             they can each communicate to the others any information or opinions they have on any particular item of the business of the meeting.

12.2                       In determining whether Directors are participating in a Directors’ meeting, it is irrelevant where any Director is or how they communicate with each other.

12.3                       If all the Directors participating in a meeting are not in the same place, they may decide that the meeting is to be treated as taking place wherever any of them is; in the absence of such a decision, the meeting is deemed to take place at the location from where the Chairman participates.

13.                              QUORUM FOR DIRECTORS’ MEETINGS

13.1                       At a Directors’ meeting, unless a quorum is participating, no proposal is to be voted on, except a proposal to call another meeting.

13.2                       Subject to Article 20 and to Article 13.4, the quorum for Directors’ meetings is a majority of Directors including a majority of the Investor Directors. No business shall be conducted at any meeting of Directors unless a quorum is present at the beginning of the meeting and at the time when there is to be voting on any business. If a quorum is not present within 30 minutes after the time specified for a Directors’ meeting in the notice of the meeting or ceases to be present thereafter, the meeting (the “first meeting”) shall be adjourned to a day being no less than 3 days and no more than 10 days from the date of the first meeting at the same time and place. The Company shall give notice to each Director who did not attend the first meeting requiring him either to attend the adjourned meeting of the Directors or to state in writing his views on the matters to be discussed at that meeting.

13.3                       At any adjourned meeting of the Directors, provided it has been properly convened, any six Directors being present including a majority of the Investor Directors shall constitute a quorum, provided that no business may be transacted at an adjourned general meeting which could not properly have been transacted at the meeting if the adjournment had not taken place. No business shall be conducted at any adjourned meeting of the Directors unless a quorum is present at the beginning of the adjourned meeting and at the time when there is to be voting on any business.

13.4                       For the purpose of any Directors’ meeting (or part of a meeting) held in accordance with Article 19 to authorise a Director’s conflict of interest, or Article 20.3 to consider any matter referred to in that Article, if only one Eligible Director is in office, the quorum is one Eligible Director.

13.5                       If the total number of Directors for the time being in office is less than the quorum required, the Director or Directors in office must not take any decision other than a decision:

13.5.1             to request the relevant Shareholders to appoint one or more further Directors under Article 21; or

13.5.2             to call a general meeting so as to enable the Shareholders to appoint further Directors.

14.                              CHAIRING OF DIRECTORS’ MEETINGS

14.1                       The Chairman appointed under Article 23 shall chair Directors’ meetings.

14.2                       If the Chairman is not participating in a Directors’ meeting within ten minutes of the time at which it was to start, the participating Directors (including  a majority of the Investor Directors) may appoint one of themselves to chair it.

15.                              RECORDS OF DECISIONS TO BE KEPT

The Directors must ensure that the Company keeps a record, in writing, for at least 10 years from the date of the decision recorded, of every unanimous or majority decision taken by the Directors.

16.                              DIRECTORS’ DISCRETION TO MAKE FURTHER RULES

Subject to the Articles, the Directors may make any rule which they think fit about how they take decisions, and about how such rules are to be recorded or communicated to Directors.

DIRECTORS’ INTERESTS

17.                              DIRECTORS’ INTERESTS IN RELATION TO TRANSACTIONS OR ARRANGEMENTS WITH THE COMPANY

The relevant provisions of the Companies Act (including without limitation sections 177 and 182 of the Companies Act) shall apply in relation to declarations of interests in proposed and existing transactions or arrangements with the Company.

18.                              INHERENT CONFLICTS

18.1                       An “Inherent Conflict” is a situation where a Director has, or can have, a direct or indirect interest that conflicts, or possibly may conflict, with the interests of the Company in circumstances where that situation arises as a direct or indirect result of the Director’s relationship with the Shareholder who appointed or designated him (or any of that Shareholder’s subsidiaries).

18.2                       A Director is authorised to have an interest which constitutes an Inherent Conflict, provided that such Director has disclosed such Inherent Conflict to the remaining Directors.

18.3                       A Director who is subject to an Inherent Conflict may, subject to Article 20, vote as a Director (and be counted in the quorum) on a decision concerning any such situation and attend a meeting, or participate in any discussion, relating to that situation and receive information or advice received by the Company on such situations.

18.4                       Any reference in Article 18.1 to a conflict of interest includes a conflict of interest and duty and a conflict of duties.

19.                              DIRECTORS’ INTERESTS OTHER THAN IN RELATION TO TRANSACTIONS OR ARRANGEMENTS WITH THE COMPANY

19.1                       If a situation other than one relating to an Inherent Conflict (a “Relevant Situation”) arises in which a Director has, or can have, a direct or indirect interest that conflicts, or possibly may conflict, with the interests of the Company (including, without limitation, in relation to the exploitation of any property, information or opportunity, whether or not the Company could take advantage of it but excluding any situation which cannot reasonably be regarded as likely to give rise to a conflict of interest) the following provisions shall apply if the conflict of interest does not arise in relation to a transaction or arrangement with the Company:

19.1.1             if the Relevant Situation arises from the appointment or proposed appointment of a person as a Director of the Company:

(a)                                 the Directors (other than the Director, and any other Director with a similar interest, who shall not be counted in the quorum at the meeting and shall not vote on the resolution), with Investor Consent; or

(b)                                 the Shareholders by ordinary resolution.

may resolve to authorise the appointment of the Director and the Relevant Situation on such terms as they may determine;

19.1.2             if the Relevant Situation arises in circumstances other than in Article 19.1.1:

(a)                                 the Directors (other than the Director and any other Director with a similar interest who shall not be counted in the quorum at the meeting and shall not vote on the resolution), with Investor Consent; or

(b)                                 the Shareholders by ordinary resolution,

may resolve to authorise the Relevant Situation and the continuing performance by the Director of his duties on such terms as they may determine.

19.2                       Any reference in Article 19.1 to a conflict of interest includes a conflict of interest and duty and a conflict of duties.

19.3                       Any terms determined by the Directors or the Shareholders under Article 19.1.1 or Article 19.1.2 may be imposed at the time of the authorisation or may be imposed or varied subsequently by either the Directors (with Investor Consent) or the Shareholders by ordinary resolution and may include (without limitation):

19.3.1             whether the interested Directors may vote (and be counted in the quorum at any meeting) in relation to any decision relating to the Relevant Situation;

19.3.2             the exclusion of the interested Directors from all information and discussion by the Company of the Relevant Situation; and

19.3.3             (without prejudice to the general obligations of confidentiality) the application to the interested Directors of a strict duty of confidentiality to the Company for any confidential information of the Company in relation to the Relevant Situation.

19.4                       Any authorisation given under Article 19.1.1 or Article 19.1.2 may be withdrawn by either the Directors (with Investor Consent) or the Shareholders (excluding, for the avoidance of doubt, any holders of Deferred Shares) by giving notice to the Director concerned.

19.5                       An interested Director must act in accordance with any terms determined by the Directors or the relevant Shareholders under Article 19.1.1 or Article 19.1.2.

19.6                       Except as specified in Article 19.1, any proposal made to the Directors and any authorisation by the Directors (with Investor Consent) in relation to a Relevant Situation shall be dealt with in the same way as any other matter may be proposed to and decided by the Directors in accordance with the Articles.

19.7                       Any authorisation of a Relevant Situation given by the Directors (with Investor Consent) or the Shareholders under Article 19.1 may provide that, where the interested Director obtains (other than through his position as a Director of the Company) information that is confidential to a third party, he will not be obliged to disclose it to the Company or to use it in relation to the Company’s affairs in circumstances where to do so would amount to a breach of that confidence.

19.8                       If the Directors (with Investor Consent) make an authorisation under Article 19.1, impose or vary the terms of an authorisation under Article 19.3, or withdraw an authorisation under Article 19.4, they shall, as soon as reasonably practicable, notify the Shareholders of this fact and provide, where applicable, any relevant particulars regarding the authorisation or its terms.

19.9                       If the Shareholders make an authorisation under Article 19.1, impose or vary the terms of an authorisation under Article 19.3, or withdraw an authorisation under Article 19.4, they shall, as soon as reasonably practicable, notify the Directors of this fact and provide, where applicable, any relevant particulars regarding the authorisation or its terms.

19.10                A Director shall, as soon as reasonably practicable, declare the nature and extent of his interest in a Relevant Situation within Article 19.1.1 or Article 19.1.2 to the other Directors and the Shareholders. Failure to comply with this requirement does not affect the underlying duty to make the declaration of interest. If a declaration of interest in relation to a Relevant Situation proves to be, or becomes inaccurate or incomplete, a further declaration must be made.

20.                              DIRECTORS’ INTERESTS GENERALLY AND VOTING

20.1                       Subject to the Companies Act and to Articles 17 and 19, a Director notwithstanding his office:

20.1.1             may hold office as a director of any Shareholder or of an Affiliate of that Shareholder or of a portfolio company of such Shareholder or Affiliate;

20.1.2             may hold any other office, employment or engagement with any Shareholder or an Affiliate of any Shareholder or a portfolio company of any such Shareholder or Affiliate;

20.1.3             may be a party to, or otherwise interested or participate in, any transaction or arrangement with the Company or in which the Company is otherwise interested, including any such pensions, other benefits, transactions or arrangements as are referred to in Article 29;

20.1.4             may act by himself or his firm in a professional capacity for the Company (except as auditor) and he or his firm shall be entitled to remuneration as if he were not a Director;

20.1.5             may be a Director or other officer of, or employed by, or a party to any transaction or arrangement with, or otherwise interested in, any body corporate promoted by the Company or in which the Company is otherwise interested; and

20.1.6             shall not, by reason of his office (or of the fiduciary relationship established by holding that office), be accountable to the Company for any remuneration, profit or other benefit resulting from any Inherent Conflict authorised under Article 18, any Relevant Situation authorised under Article 19 or any interest permitted under Article 20.1.1, Article 20.1.2 or Article 20.1.3 above, and no contract, transaction or arrangement shall be liable to be avoided on the grounds of any Director having an interest authorised under Article 18, Article 19 or permitted under Article 20.1.1, Article 20.1.2 or Article 20.1.3 above.

20.2                       Subject to Articles 17 and 19 and to Article 20.3 below, a Director shall be entitled to vote on any decision concerning any matter in which he has, directly or indirectly, an interest or a duty.

20.3                       The provisions of Article 20.2 shall not apply if or to the extent that any matter to be decided upon by the Directors relates to:

20.3.1             the Company or any subsidiary of the Company enforcing rights under or taking any action against the relevant Shareholder in relation to any matter arising under any agreement from time to time entered into between the Company or any subsidiary of the Company and a Shareholder;

20.3.2             the Company defending itself against any action taken against it by the relevant Shareholder;

20.3.3             the Company (with Investor Consent) taking any action against a Director appointed or designated by the relevant Shareholder in relation to any (or any alleged) breach of duty by that Director; or

20.3.4             the Company defending itself against any action taken against it by a Director appointed by the relevant Shareholder.

In those circumstances, the Director appointed by the relevant Shareholder shall not be entitled to:

(a)                                 attend any meeting to discuss or participate in any discussion of that matter;

(b)                                 receive information or advice received by the Company on such matter; or

(c)                                  vote (or be counted in the quorum at any meeting) in relation to such matter.

20.4                       Subject to the Companies Act, the Company may, by ordinary resolution or by notice in writing given to the Company by the Majority Holders, suspend or relax the provisions of this Article to any extent or ratify any contract, transaction or arrangement not duly authorised by reason of a contravention of this Article.

APPOINTMENT, REMOVAL AND REMUNERATION OF DIRECTORS

21.                              NUMBER OF DIRECTORS

The number of Directors shall not, unless otherwise determined by an ordinary resolution of the Company, be subject to any maximum but shall not be less than six.

22.                              APPOINTMENT AND REMOVAL OF INVESTOR DIRECTORS

The Majority A Holders may appoint one person as Director of the Company and remove from office any such Director and, if desired, appoint another in his place. A Director so appointed shall be an “A Preference Director”. The Majority B-1 Holders may appoint up to six persons as Directors of the Company and remove from office any such Director and, if desired, appoint another in his place. Directors so appointed shall be “B-1 Preference Directors”.  The A Preference Director and the B-1 Preference Directors, shall be referred to collectively as “Investor Directors.”

23.                              APPOINTMENT OF CHAIRMAN

The position of Chairman of the Board shall be held by a B-1 Preference Director.

24.                              OBSERVERS

The Majority A Holders may appoint a Board observer and certain holders of either B Preference Shares or B-1 Preference Shares may each appoint one Board observer each, subject to the terms and conditions set forth in the Shareholders’ Agreement. Any observer so appointed shall be entitled to receive notice of and to attend, but not to vote at, meetings of the Board and meetings of any committee of the Board.

25.                              FORMALITIES OF APPOINTMENT

Every appointment or removal under Articles 22 to 24 shall be made in writing signed by or on behalf of the relevant Shareholder (as the case may be) and shall take effect on and from the date on which the notice of appointment or removal is lodged at the registered office of the Company or produced at a meeting of the Directors.

26.                              TERMINATION OF DIRECTOR’S APPOINTMENT

A person ceases to be a Director as soon as:

26.1                       he is removed from office in accordance with the provisions of these Articles;

26.2                       that person ceases to be a Director by virtue of any provision of the Companies Act or is prohibited from being a Director by law;

26.3                       a bankruptcy order is made against that person;

26.4                       a composition is made with that person’s creditors generally in satisfaction of that person’s debts;

26.5                       a registered medical practitioner who has examined him gives a written opinion to the Company stating that that person has become physically or mentally incapable of acting as a Director and may remain so for more than three months;

26.6                       by reason of that person’s mental health, a court makes an order which wholly or partly prevents that person from personally exercising any powers or rights which that person would otherwise have; or

26.7                       notification is received by the Company from the Director that the Director is resigning from office, and such resignation has taken effect in accordance with its terms.

27.                              DIRECTORS’ SERVICES AND REMUNERATION

27.1                       Directors may undertake any services for the Company that the Directors decide and the Company may enter into a contract of service with any Director on such terms as the Board (acting with Investor Consent) thinks fit.

27.2                       Directors are entitled to such remuneration as the Board (acting with Investor Consent) may determine:

27.2.1             for their services to the Company as Directors; and

27.2.2             for any other service which they undertake for the Company.

27.3                       Subject to the Articles, a Director’s remuneration may take any form.

27.4                       Unless the Directors decide otherwise, Directors’ remuneration accrues from day to day.

28.                              DIRECTORS’ EXPENSES

The Company may pay any reasonable expenses which the Directors, observers (if any) and the Company’s secretary (if any) properly incur in connection with their attendance at:

28.1                       meetings of Directors or committees of Directors;

28.2                       general meetings; or

28.3                       separate meetings of the holders of any class of Shares or of debentures of the Company,

or otherwise in connection with the exercise of their powers and the discharge of their responsibilities in relation to the Company; provided, however, that the authorised observers for the Board and for the board of the Subsidiary shall not be entitled to any remuneration in connection with the performance of their roles as observers, and the Company shall reimburse observers for reasonable travel-related expenses incurred in connection with their attendance at Board meetings only if the Investor Director nominated by such observer’s appointing Preference Shareholder (if any) does not also physically attend the same meeting.

29.                              DIRECTORS’ PENSIONS AND OTHER BENEFITS

The Directors may exercise all the powers of the Company to:

29.1                       pay, provide, arrange or procure the grant of pensions or other retirement benefits, death, disability or sickness benefits, health, accident and other insurances or other such benefits, allowances, gratuities or insurances, including in relation to the termination of employment, to or for the benefit of any person who is or has been at any time a Director of the Company or in the employment or service of the Company or of any body corporate which is or was associated with the Company or of the predecessors in business of the Company or any such associated body corporate, or the relatives or dependants of any such person. For that purpose, the Directors may procure the establishment and maintenance of, or participation in, or contribution to, any pension fund, scheme or arrangement and the payment of any insurance premiums;

29.2                       establish, maintain, adopt and enable participation in any profit sharing or incentive scheme including Shares, share options or cash or any similar schemes for the benefit of any Director or Employee of the Company, any other member of the Group from time to time or of any associated body corporate, and to lend money to any such Director or Employee or to trustees on their behalf to enable any such schemes to be established, maintained or adopted; and

29.3                       support and subscribe to any institution or association which may be for the benefit of the Company or any Directors or Employees of the Company or their relatives or dependants or connected with any town or place where the Company or an associated body corporate carries on business, and to support and subscribe to any charitable or public object whatsoever.

SHARES — GENERAL

30.                              SHARE CAPITAL

On the date of adoption of these Articles, the share capital of the Company is divided into 96,440,678 B-1 Preference Shares, 25,000,000 B Preference Shares, 33,499,900 A Preference Shares, 19,803 Ordinary Shares and 400 Deferred Shares. The B-1 Preference Shares, B Preference Shares, the A Preference Shares, the Ordinary Shares and the Deferred Shares shall be separate classes of Shares and shall have the rights and restrictions set out in these Articles.

31.                              ALL SHARES TO BE FULLY PAID UP

31.1                       No share is to be issued for less than the aggregate of its nominal value and any premium to be paid to the Company in consideration for its issue.

31.2                       This does not apply to Shares taken on the formation of the Company by the subscribers to the Company’s memorandum.

32.                              POWERS TO ALLOT SHARES

32.1                       Subject to the Articles and the Shareholders’ Agreement but without prejudice to Article 32.2 or to the rights attached to any existing Share, the Company may authorise the Directors to issue further classes of shares with such rights or restrictions as may be determined by ordinary resolution.

32.2                       The Directors are generally and unconditionally authorised, in accordance with section 551 of the Companies Act, to exercise all the powers of the Company to allot shares in the Company or to grant rights to subscribe for or convert any security into shares in the Company, up to a maximum nominal amount of US $125,000,000.

32.3                       The authority contained in Article 32.2 shall expire on the day five years after the date of the adoption of these Articles, but the Company may, before the authority expires and with Investor Consent, make an offer or agreement which would or might require shares to be allotted or rights to be granted after it expires.

32.4                       Sections 561(1) and 562(1) to (5) of the Companies Act do not apply to the allotment and issue by the Company of equity securities (as defined in section 560(1) to (3) of the Companies Act).

32.5                       Unless otherwise agreed by the applicable Shareholders as set forth in the Shareholders Agreement (other than holders of Deferred Shares who have no such voting rights), and subject to clause 32.7 below, if the Company proposes to allot any New Shares, those New Shares shall not be allotted to any person unless the Company has first offered them to all Preference Shareholders  holding Preference Shares on the date of the offer on the same terms, and at the same price, as those New Shares are being offered to other persons on a pari passu and pro rata basis to the number of Shares (excluding Special Mandatory Conversion Shares) held by those Preference Shareholders holding Preference Shares (as nearly as possible without involving fractions). The offer:

32.5.1             shall be in writing, shall be open for acceptance for a period of ten Business Days from the date of the offer and shall give details of the number and subscription price of the relevant New Shares; and

32.5.2             may stipulate that any Preference Shareholder who wishes to subscribe for a number of New Shares in excess of the proportion to which he is entitled shall, in his acceptance, state the number of excess New Shares (“Excess Securities”) for which he wishes to subscribe.

32.6                       Any New Shares not accepted by Preference Shareholders pursuant to the offer made to them in accordance with clause 32.5 shall be used for satisfying any requests for Excess Securities made pursuant to clause 32.5.2. If there are insufficient Excess Securities to satisfy such requests, the Excess Securities shall be allotted to the applicants pro rata to the number of Shares (excluding Special Mandatory Conversion Shares) held by the applicants immediately before the offer was made to Preference Shareholders in accordance with clause 32.5 (as nearly as possible without involving fractions or increasing the number of Excess Securities allotted to any Preference Shareholder beyond that applied for by him). After that allotment, any Excess Securities remaining shall be offered to any other person as the Directors may determine, at the same price and on the same terms as the offer to the Preference Shareholders.

32.7                       Clause 32.5 shall not apply to any issuance of Exempted Securities.

32.8                       Subject to the Articles and the Shareholders’ Agreement, the Company may authorise the Directors to issue shares which are to be redeemed, or are liable to be redeemed at the option of the Company or the holder, and the Company by ordinary resolution may determine the terms, conditions and manner of redemption of any such shares.

32.9                       If the rights and restrictions attaching to shares are determined by ordinary resolution, pursuant to this Article, those rights and restrictions shall apply, in particular in place of any rights or restrictions that would otherwise apply by virtue of the Companies Act in the absence of any provisions in the Articles of a Company, as if those rights and restrictions were set out in the Articles.

33.                              COMPANY NOT BOUND BY LESS THAN ABSOLUTE INTERESTS

Except as required by law, no person is to be recognised by the Company as holding any Share upon any trust, and except as otherwise required by law or the Articles, the Company is not in any way to be bound by or recognise any interest in a Share other than the holder’s absolute ownership of it and all the rights attaching to it.

34.                              SHARE CERTIFICATES

34.1                       The Company must issue each Shareholder, free of charge, with one or more certificates in respect of the Shares which that Shareholder holds.

34.2                       Every certificate must specify:

34.2.1             in respect of how many Shares, of what class, it is issued;

34.2.2             the nominal value of those Shares;

34.2.3             that the Shares are fully paid; and

34.2.4             any distinguishing numbers assigned to them.

34.3                       No certificate may be issued in respect of Shares of more than one class.

34.4                       If more than one person holds a Share, only one certificate may be issued in respect of it.

34.5                       Certificates must:

34.5.1             have affixed to them the Company’s common or official seal and in the case of an official seal, unless otherwise determined by the Directors, the certificate does not need to be signed; or

34.5.2             be otherwise executed in accordance with the Companies Act.

35.                              REPLACEMENT SHARE CERTIFICATES

35.1                       If a certificate issued in respect of a Shareholder’s Shares is:

35.1.1             damaged or defaced; or

35.1.2             said to be lost, stolen or destroyed,

that Shareholder is entitled to be issued with a replacement certificate in respect of the same Shares.

35.2                       A Shareholder exercising the right to be issued with such a replacement certificate:

35.2.1             may at the same time exercise the right to be issued with a single certificate or separate certificates;

35.2.2             must return the certificate which is to be replaced to the Company if it is damaged or defaced; and

35.2.3             must comply with such conditions as to evidence, indemnity and the payment of a reasonable fee as the Directors decide.

DEEMED LIQUIDATION EVENT AND SHARE RIGHTS AND RESTRICTIONS

36.                              DEEMED LIQUIDATION EVENT

Upon a Deemed Liquidation Event, the assets or proceeds of sale (as applicable) of the Company available for distribution (after repayment of all liabilities) to Shareholders shall be applied (to the extent the Company is lawfully permitted to do so) in the following manner and in the following priority:

36.1                       first, in paying to each B-1 Preference Shareholder, in priority to any payment to the holders of Series B Preference Shares, Series A Preference Shares, and holders of Ordinary Shares and to the holders of Deferred Shares, a sum amounting to the greater of:

36.1.1             the B-1 Preference Share Original Issue Price per Share plus a sum equal to all arrears and accruals (if any) of the B-1 Preference Share Dividend per Share, whether or not such dividends have been earned or declared, calculated down to the date of the relevant Deemed Liquidation Event; and

36.1.2             the amount per Share as would have been payable to the relevant B-1 Preference Shareholder had the conversion of its B-1 Preference Shares into Ordinary Shares pursuant to Article 37 taken place immediately prior to the date of the Deemed Liquidation Event (taking into account the conversion of all B-1 Preference Shares simultaneously);

36.2                       secondly, after payments to the B-1 Preference Shareholders pursuant to Article 36.1, in paying to each B Preference Shareholder, in priority to any payment to the holders of A Preference Shares, to the holders of Ordinary Shares and to the holders of Deferred Shares, a sum amounting to the greater of:

36.2.1             the B Preference Share Original Issue Price per Share plus a sum equal to all arrears and accruals (if any) of the B Preference Share Dividend per Share, whether or not such dividends have been earned or declared, calculated down to the date of the relevant Deemed Liquidation Event; and

36.2.2             the amount per Share as would have been payable to the relevant B Preference Shareholder had the conversion of its B Preference Shares into Ordinary Shares pursuant to Article 37 taken place immediately prior to the date of the Deemed Liquidation Event (taking into account the conversion of all B Preference Shares simultaneously);

36.3                       thirdly, after payments to the B-1 Preference Shareholders pursuant to Article 36.1 and the B Preference Shareholders pursuant to Article 36.2, in paying to each A Preference Shareholder, in priority to any payment to the holders of Ordinary Shares and to the holders of Deferred Shares, a sum amounting to the greater of:

36.3.1             the A Preference Share Original Issue Price per Share plus a sum equal to all arrears and accruals (if any) of the A Preference Share Dividend per Share, whether or not such dividends have been earned or declared, calculated down to the date of the relevant Deemed Liquidation Event; and

36.3.2             the amount per Share as would have been payable to the relevant A Preference Shareholder had the conversion of its A Preference Shares into Ordinary Shares pursuant to Article 37 taken place immediately prior to the date of the Deemed Liquidation Event (taking into account the conversion of all A Preference Shares simultaneously);

36.4                       fourthly, after the payments made in accordance with Articles 36.1 to 36.3, in paying to the holders of the Deferred Shares, if any, a total of $0.01 for the entire class of Deferred Shares (which payment shall be deemed satisfied by payment to any one holder of Deferred Shares); and

36.5                       lastly, in distributing any surplus assets remaining after the payments under Articles 36.1 to 36.4 (inclusive) between the Shareholders holding Ordinary Shares, pro rata to their respective shareholdings of Ordinary Shares.

36.6                       In the event of a Deemed Liquidation Event, if any portion of the consideration payable to the Shareholders is payable only upon satisfaction of contingencies (the “Additional Consideration”), the definitive agreement shall provide that (a) the portion of such consideration that is not Additional Consideration (such portion, the “Initial Consideration”) shall be allocated among the Shareholders in accordance with Articles 36.1 to 36.5 inclusive, as if the Initial Consideration were the only consideration payable in connection with such Deemed Liquidation Event; and (b) any Additional Consideration which becomes payable to the Shareholders upon satisfaction of such contingencies shall be allocated among the Shareholders in accordance with Articles 36.1 to 36.5  inclusive, after taking into account the previous payment of the Initial Consideration as part of the same transaction.  For the purposes of this Article 36.6, consideration placed into escrow or retained as holdback to be available for satisfaction of indemnification or similar obligations in connection with such Deemed Liquidation Event shall be deemed to be Additional Consideration.

37.                              OPTIONAL CONVERSION RIGHTS

37.1                       Conversion Ratio

Each:

37.1.1             A Preference Share shall be convertible, at the option of the holder, at any time, and without the payment of any additional consideration by the holder, into such number of fully paid Ordinary Shares as is determined by dividing the A Preference Share Original Issue Price by the A Preference Share Conversion Price in effect at the time of conversion. The initial A Preference Share Conversion Price, and the rate at which A Preference Shares may be converted into Ordinary Shares, shall be subject to adjustment as provided in the Articles below;

37.1.2             B Preference Share shall be convertible, at the option of the holder, at any time, and without the payment of any additional consideration by the holder, into such number of fully paid Ordinary Shares as is determined by dividing the B Preference Share Original Issue Price by the B Preference Share Conversion Price in effect at the time of conversion. The initial B Preference Share Conversion Price, and the rate at which B Preference Shares may be converted into Ordinary Shares, shall be subject to adjustment as provided in the Articles below; provided that a holder of B Preference Shares may not convert such B Preference Shares without the prior written consent of the Company and until such a time as the Additional Closing has occurred; and

37.1.3             B-1 Preference Share shall be convertible, at the option of the holder, at any time, and without the payment of any additional consideration by the holder, into such number of fully paid Ordinary Shares as is determined by dividing the B-1 Preference Share Original Issue Price by the B-1 Preference Share Conversion Price in effect at the time of conversion. The B-1 Preference Share Conversion Price, and the rate at which B-1 Preference Shares may be converted into Ordinary Shares, shall be subject to adjustment as provided in the Articles below; provided that a holder of any series of Preference Shares may not convert any such Preference Shares without the prior written consent of the Company and the Majority B-1 Holders until such time as the Additional Closing has occurred or the ability to close the Additional Closing has terminated.

37.2                       Reserved.

37.3                       Fractional Entitlements

Fractional entitlements to Ordinary Shares shall be disregarded upon conversion of the Preference Shares (including in a Special Mandatory Conversion (as defined below)). Following the conversion and in lieu of any fractional entitlements to Ordinary Shares which the holder shall otherwise be entitled, the Company shall make a payment in cash equal to such fraction multiplied by the fair market value of an Ordinary Share, as determined in good faith by the Board.

37.4                       Notice of Voluntary Conversion

37.4.1             Subject to Articles 37.1, any Preference Shareholder shall have the right to convert any Preference Shares into Ordinary Shares upon written notice to the Company. The written notice to the Company shall specify the number of Preference Shares that the holder wishes to convert into Ordinary Shares. The Preference Shareholder shall surrender the certificate or certificates representing its entitlement to Preference Shares (or, if such holder alleges that any such certificate has been lost, stolen or destroyed, provide an indemnity in a form reasonably acceptable to the Company against any claim that may be made against the Company on account of the alleged loss, theft or destruction of such certificate), at the registered office of the Company.

37.4.2             If so required by the Company, any certificates surrendered for conversion shall be endorsed or accompanied by written instrument or instruments of transfer, in a form satisfactory to the Company, duly executed by the registered holder or its legal representatives in writing.

37.4.3             The time of conversion shall be the later of 5.00pm London time on the date of receipt of such notice or the date on which the certificates are received by the Company (or the form of indemnity in respect of a lost share certificate) (the “Conversion Time”). The Ordinary Shares to be issued upon conversion of the specified Preference Shares shall be deemed to be outstanding as at the Conversion Time.

37.4.4             The Company shall, as soon as practicable after the Conversion Time (i) issue and deliver to such holder, a certificate or certificates for the number of Ordinary Shares issuable on such conversion in accordance with the provisions hereof and a certificate for the number (if any) of Preference Shares represented by the surrendered certificate that were not converted into Ordinary Shares, (ii) pay in cash such amount as provided in Article 37.3 in lieu of any fraction of an Ordinary Share otherwise issuable upon such conversion and (iii) pay all accrued or declared but unpaid dividends on the Preference Shares.

37.5                       Effect of Conversion

With the exception of the right of the holders of Preference Shares to receive Ordinary Shares in exchange for their Preference Shares and payment in lieu of any fraction of a Share otherwise issuable upon such conversion as provided for in Article 37.3 and to receive payment of any dividends accrued or declared but unpaid thereon, all Preference Shares surrendered for conversion shall no longer be deemed to be outstanding and all rights with respect to such Shares shall immediately cease and terminate at the Conversion Time. Any Preference Shares so converted shall be cancelled.

37.6                       No Further Adjustment

Upon any conversion, no adjustment to the A Preference Share Conversion Price, the B Preference Share Conversion Price, or the B-1 Preference Share Conversion Price as applicable, shall be made for any accrued or declared but unpaid dividends on the Preference Shares surrendered for conversion or on the Ordinary Shares delivered upon conversion.

37.7                       Taxes

The Company shall pay any and all Stamp Duties in respect of any allotment or issuance of Ordinary Shares upon the conversion of Preference Shares pursuant to this Article 37. For the avoidance of doubt, the Company shall not be required to pay any Stamp Duties which may be payable in respect of any transfer involved in the allotment and issuance of Ordinary Shares in a name other than that in which the Preference Shares so converted were registered. No issuance or delivery of Ordinary Shares pursuant to this Article 37 shall be made unless and until the person or entity requesting such issuance has paid to the Company the amount of any Stamp Duties relating to such issuance or has established, to the satisfaction of the Company, that such Stamp Duties have been paid.

37.8                       No Adjustment of Preference Share Conversion Price

No adjustment in the A Preference Share Conversion Price shall be made as the result of the issuance or deemed issuance of Additional Ordinary Shares if the Company receives written notice from the Majority A Holders agreeing that no such adjustment shall be made as the result of the issuance or deemed issuance of such Additional Ordinary Shares. No adjustment in the B Preference Share Conversion Price shall be made as the result of the issuance or deemed issuance of Additional Ordinary Shares if the Company receives written notice from the Majority B Holders agreeing that no such adjustment shall be made as the result of the issuance or deemed issuance of such Additional Ordinary Shares. No adjustment in the B-1 Preference Share Conversion Price shall be made as the result of the issuance or deemed issuance of Additional Ordinary Shares if the Company receives written notice from the Majority B-1 Holders agreeing that no such adjustment shall be made as the result of the issuance or deemed issuance of such Additional Ordinary Shares.

37.9                       Deemed Issue of Additional Ordinary Shares

37.9.1             If the Company at any time after the B-1 Preference Share Original Issue Date shall issue any Options or Convertible Securities (excluding Options or Convertible Securities which are themselves Exempted Securities) or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Options or Convertible Securities, then the maximum number of Ordinary Shares (as set out in the instrument relating thereto, assuming the satisfaction of any conditions relating to exercise, conversion or exchange, but without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or, in the case of Convertible Securities and Options, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Ordinary Shares issued as of the time of such issue or, in case such a record date shall have been fixed, as of 5.00pm London time on such record date.

37.9.2             If the terms of any Option or Convertible Security, the issuance of which results in an adjustment to the A Preference Share Conversion Price, the B Preference Share Conversion Price, or the B-1 Preference Share Conversion Price, as applicable, pursuant to the terms of Article 37.10, are revised as a result of an amendment to such terms or any other adjustment pursuant to the provisions of such Option or Convertible

Security (but excluding automatic adjustments to such terms pursuant to anti-dilution or similar provisions of such Option or Convertible Security) to provide for either (1) any increase or decrease in the number of Ordinary Shares issuable upon the exercise, conversion and/or exchange of any such Option or Convertible Security or (2) any increase or decrease in the consideration payable to the Company upon such exercise, conversion and/or exchange, then, upon such increase or decrease becoming effective, the A Preference Share Conversion Price, the B Preference Share Conversion Price, or the B-1 Preference Share Conversion Price, as applicable, computed upon the original issue of such Option or Convertible Security (or upon the occurrence of a record date with respect thereto) shall be readjusted to such A Preference Share Conversion Price, the B Preference Share Conversion Price, or the B-1 Preference Share Conversion Price, as applicable,  as would have been obtained had such revised terms been in effect upon the original date of issuance of such Option or Convertible Security. Notwithstanding the foregoing, no readjustment pursuant to this Article 37.9.2 shall have the effect of increasing the A Preference Share Conversion Price, the B Preference Share Conversion Price, or the B-1 Preference Share Conversion Price, as applicable, to an amount which exceeds the lower of (i) the A Preference Share Conversion Price, the B Preference Share Conversion Price, or the B-1 Preference Share Conversion Price, as applicable, in effect immediately prior to the original adjustment made as a result of the issuance of such Option or Convertible Security, or (ii) the A Preference Share Conversion Price, the B Preference Share Conversion Price, or the B-1 Preference Share Conversion Price, as applicable, that would have resulted from any issuances of Additional Ordinary Shares (other than deemed issuances of Additional Ordinary Shares as a result of the issuance of such Option or Convertible Security) between the original adjustment date and such readjustment date.

37.9.3             If the terms of any Option or Convertible Security (excluding Options or Convertible Securities which are themselves Exempted Securities), the issuance of which does not result in an adjustment to the A Preference Share Conversion Price, the B Preference Share Conversion Price, or the B-1 Preference Share Conversion Price, as applicable, pursuant to the terms of Article 37.10 (either because the consideration per Share (determined pursuant to Article 37.10) of the Additional Ordinary Shares subject thereto was equal to or greater than the A Preference Share Conversion Price, the B Preference Share Conversion Price, or the B-1 Preference Share Conversion Price, as applicable, then in effect, or because such Option or Convertible Security was issued before the B-1 Preference Share Original Issue Date), are revised after the B-1 Preference Share Original Issue Date as a result of an amendment to such terms or any other adjustment pursuant to the provisions of such Option or Convertible Security (but excluding automatic adjustments to such terms pursuant to anti-dilution or similar provisions of such Option or Convertible Security) to provide for either (1) any increase in the number of Ordinary Shares issuable upon the exercise, conversion or exchange of any such Option or Convertible Security or (2) any decrease in the consideration payable to the Company upon such exercise, conversion or exchange, then such Option or Convertible Security, as so amended or adjusted, and the Additional Ordinary Shares subject thereto (determined in the manner provided in Article 37.9.1), shall be deemed to have been issued effective upon such increase or decrease becoming effective.

37.9.4             Upon the expiration or termination of any unexercised Option or unconverted or unexchanged Convertible Security (or portion thereof) which resulted (either upon its original issuance or upon a revision of its terms) in an adjustment to the A Preference Share Conversion Price, the B Preference Share Conversion Price, or the B-1 Preference Share Conversion Price, as applicable, pursuant to the terms of Article 37.9, the A Preference Share Conversion Price shall be readjusted to such A Preference Share Conversion Price, the B Preference Share Conversion Price shall be readjusted to such B Shares Conversion Price, or the B-1 Preference Share Conversion Price shall be readjusted to such B-1 Share Conversion Price, as applicable, as would have been obtained had such Option or Convertible Security (or portion thereof) never been issued.

37.9.5             If the number of Ordinary Shares issuable upon the exercise, conversion and/or exchange of any Option or Convertible Security, or the consideration payable to the Company upon such exercise, conversion and/or exchange, is calculable at the time such Option or Convertible Security is issued or amended but is subject to adjustment based upon subsequent events, any adjustment to the A Preference Share Conversion Price, the B Preference Share Conversion Price, or the B-1 Preference Share Conversion Price, as applicable, provided for in this Article 37.9 shall be effected at the time of such issuance or amendment based on such number of Shares or amount of consideration without regard to any provisions for subsequent adjustments (and any subsequent adjustments shall be treated as provided in Articles 37.9.2 and 37.9.3). If the number of Ordinary Shares issuable upon the exercise, conversion and/or exchange of any Option or Convertible Security, or the consideration payable to the Company upon such exercise, conversion and/or exchange, cannot be calculated at all at the time such Option or Convertible Security is issued or amended, any adjustment to the A Preference Share Conversion Price, the B Preference Share Conversion Price, or the B-1 Preference Share Conversion Price, as applicable, that would result under the terms of this Article 37.9 at the time of such issuance or amendment shall instead be effected at the time such number of Shares and/or amount of consideration is first calculable (even if subject to subsequent adjustments), assuming for the purposes of calculating such adjustment to the A Preference Share Conversion Price, the B Preference Share Conversion Price, or the B-1 Preference Share Conversion Price, as applicable, that such issuance or amendment took place at the time such calculation can first be made.

37.10                Adjustment of Preference Share Conversion Price Upon Issuance of Additional Ordinary Shares

In the event the Company shall at any time after the B-1 Preference Share Original Issue Date issue Additional Ordinary Shares (including Additional Ordinary Shares deemed to be issued pursuant to Article 37.9), for a consideration per Share less than the B-1 Preference Share Conversion Price in effect immediately prior to such issue, then the A Preference Share Conversion Price, the B Preference Share Conversion Price, or the B-1 Preference Share Conversion Price, as applicable, shall be reduced, concurrently with such issue, to a price (calculated to the nearest one-hundredth of a cent) determined in accordance with the following formula:

CP2 = CP1* (A + B) ÷ (A + C).

For purposes of this formula, the following definitions shall apply:

(a)                                 “CP2” shall mean the A Preference Share Conversion Price, the B Preference Share Conversion Price, or the B-1 Preference Share Conversion Price, as applicable, in effect immediately after such issue of Additional Ordinary Shares;

(b)                                 “CP1” shall mean the B-1 Preference Share Conversion Price in effect immediately prior to such issue of Additional Ordinary Shares;

(c)                                  “A” shall mean the number of Ordinary Shares outstanding immediately prior to such issue of Additional Ordinary Shares (treating for this purpose as outstanding all Ordinary Shares issuable upon exercise of Options outstanding immediately prior to such issue or upon conversion or exchange of Convertible Securities (including the Preference Shares) outstanding (assuming exercise of any outstanding Options therefore) immediately prior to such issue);

(d)                                 “B” shall mean the number of Ordinary Shares that would have been issued if such Additional Ordinary Shares had been issued at a price per Share equal to CP1 (determined by dividing the aggregate consideration received by the Company in respect of such issue by CP1); and

(e)                                  “C” shall mean the number of Additional Ordinary Shares issued.

37.11                Determination of Consideration

For purposes of Articles 37.8 to 37.12 inclusive, the consideration received by the Company for the issuance of any Additional Ordinary Shares shall be computed as follows:

(a)                                 Cash and property: Such consideration shall:

(i)                                     insofar as it consists of cash, be computed at the aggregate amount of cash received by the Company, excluding amounts paid or payable for accrued interest;

(ii)                                  insofar as it consists of property other than cash, be computed at the fair market value thereof at the time of such issue, as determined in good faith by the Board; and

(iii)                               in the event Additional Ordinary Shares are issued together with other shares or securities or other assets of the Company for consideration which covers both, be the proportion of such consideration so received, computed as provided in sub-Articles (i) and (ii) above, as determined in good faith by the Board.

(b)                                 Options and Convertible Securities. The consideration per Share received by the Company for Additional Ordinary Shares deemed to have been issued pursuant to Article 37.9, relating to Options and Convertible Securities shall be determined by dividing:

(i)                                     the total amount, if any, received or receivable by the Company as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Company upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities, by

(ii)                                  the maximum number of Ordinary Shares (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities.

37.12                Multiple Closing Dates

In the event that the Company shall issue Additional Ordinary Shares on more than one date that are a part of one transaction or a series of related transactions and that would result in an adjustment to the A Preference Share

Conversion Price, the B Preference Share Conversion Price, or the B-1 Preference Share Conversion Price, as applicable, pursuant to the terms of Article 37.10, and such issuance dates occur within a period of no more than 90 days from the first such issuance to the final such issuance, then, upon the final such issuance, the A Preference Share Conversion Price, the B Preference Share Conversion Price, or the B-1 Preference Share Conversion Price, as applicable, shall be readjusted to give effect to all such issuances as if they occurred on the date of the first such issuance (and without giving effect to any additional adjustments as a result of any such subsequent issuances within such period).

37.13                Adjustment for Share Splits

If the Company shall at any time or from time to time after the B-1 Preference Share Original Issue Date effect a subdivision of the outstanding Ordinary Shares, each of the A Preference Share Conversion Price, the B Preference Share Conversion Price, and the B-1 Preference Share Conversion Price, in effect immediately before that subdivision shall be proportionately decreased so that the number of Ordinary Shares issuable on conversion of each Share of such series shall be increased in proportion to such increase in the aggregate number of Shares of Ordinary Shares outstanding. Any adjustment under this Article 37.13 shall become effective at 5.00pm London time on the date the subdivision becomes effective.

37.14                Adjustment for Certain Dividends and Distributions

In the event the Company at any time or from time to time after the B-1 Preference Share Original Issue Date shall make or issue, or fix a record date for the determination of holders of Ordinary Shares entitled to receive, a dividend or other distribution payable in respect of the Ordinary Shares in the form of Additional Ordinary Shares, then the A Preference Share Conversion Price, the B Preference Share Conversion Price, and the B-1 Preference Share Conversion Price, in effect immediately before such event shall be decreased as of the time of such issuance or, in the event such a record date shall have been fixed, as of 5.00pm London time on such record date, by multiplying the A Preference Share Conversion Price, the B Preference Share Conversion Price, or the B-1 Preference Share Conversion Price, as applicable, then in effect by a fraction:

(a)                                 the numerator of which shall be the total number of Ordinary Shares issued and outstanding immediately prior to the time of such issuance or at 5.00pm London time on such record date; and

(b)                                 the denominator of which shall be the total number of Ordinary Shares issued and outstanding immediately prior to the time of such issuance or at 5.00pm London time on such record date plus the number of Ordinary Shares issuable in payment of such dividend or distribution.

Notwithstanding the foregoing (a) if such record date shall have been fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed thereof, the A Preference Share Conversion Price, the B Preference Share Conversion Price, and  the B-1 Preference Share Conversion Price, shall be recomputed accordingly as of at 5.00pm London time on such record date and thereafter the A Preference Share Conversion Price, the B Preference Share Conversion Price, the B-1 Preference Share Conversion Price, shall be adjusted pursuant to this sub-Article as of the time of actual payment of such dividends or distributions; and (b) no such adjustment shall be made if the holders of A Preference Shares, the holders of B Preference Shares, or the holders of B-1 Preference Shares, as applicable, simultaneously receive a dividend or other distribution of Ordinary Shares in a number equal to the number of Ordinary Shares as they would have received if all outstanding A Preference Shares, outstanding B Preference Shares, or outstanding B-1 Preference Shares, as applicable, had been converted into Ordinary Shares on the date of such event.

37.15                Adjustments for Other Dividends and Distributions

Subject to the Articles, in the event the Company at any time after the B-1 Preference Share Original Issue Date shall make or issue, or fix a record date for the determination of holders of Ordinary Shares entitled to receive a dividend or other distribution payable in securities of the Company (other than a distribution of Ordinary Shares in respect of outstanding Ordinary Shares) or in other property and the provisions of Article 49 (Dividends) do not apply to such dividend or distribution, then the holders of A Preference Shares, the holders of B Preference Shares, and the holders of B-1 Preference Shares, as applicable, shall receive, simultaneously with the distribution to the holders of Ordinary Shares, a dividend or other distribution of such securities or other property in an amount equal to the amount of such securities or other property as they would have received if all outstanding A Preference Shares, outstanding B Preference Shares, and outstanding B-1 Preference Shares, as applicable, had been converted into Ordinary Shares on the date of such event.

37.16                Adjustment for Merger or Reorganisation

Subject to the provisions of Article 36 (Deemed Liquidation Event) if there shall occur any reorganisation, recapitalisation, reclassification, consolidation or merger involving the Company in which the Ordinary Shares (but not the A Preference Shares, the B Preference Shares, or the B-1 Preference Shares, as applicable,) are converted into or exchanged for securities, cash or other property (other than a transaction covered by Articles 37.8 to 37.12 inclusive, 37.14 or 37.15), then, following any such reorganisation, recapitalisation, reclassification, consolidation or merger, each A Preference Share, each B Preference Share, or each B-1 Preference Share, as applicable, shall thereafter be convertible in lieu of the Ordinary Shares into which it was convertible prior to such event into the kind and amount of securities, cash or other property which a holder of the number of Ordinary Shares issuable upon conversion of one A Preference Share, one B Preference Share, or one B-1 Preference Share as applicable, immediately prior to such reorganisation, recapitalisation, reclassification, consolidation or merger would have been entitled to receive pursuant to such transaction; and, in such case, appropriate adjustment (as determined in good faith by the Board) shall be made in the application of the provisions in this Article 37 with respect to the rights and interests thereafter of the holders of the A Preference Shares, B Preference Shares, or B-1 Preference Shares, as applicable, to the end that the provisions set forth in this Article 37 (including provisions with respect to changes in and other adjustments of the A Preference Share Conversion Price, the B Preference Share Conversion Price, or the B-1 Preference Share Conversion Price,  as applicable) shall thereafter be applicable, as nearly as reasonably may be, in relation to any securities or other property thereafter deliverable upon the conversion of the A Preference Shares, the B Preference Shares, or the B-1 Preference Shares, as applicable.

37.17                Certificate as to Adjustments

Upon the occurrence of each adjustment or readjustment of the A Preference Share Conversion Price, the B Preference Share Conversion Price, or the B-1 Preference Share Conversion Price, as applicable, pursuant to this Article 37, the Company shall, as soon as reasonably practicable and at its own expense, (but in any event not later than ten days thereafter), compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of A Preference Shares, B Preference Shares, or B-1 Preference Shares, as applicable, a certificate setting forth such adjustment or readjustment (including the kind and amount of securities, cash or other property into which the A Preference Shares, B Preference Shares, or B-1 Preference Shares, as applicable, are convertible) and showing in detail the facts upon which such adjustment or readjustment is based. The Company shall, as soon as reasonably practicable after any holder of A Preference Shares, B Preference Shares, or B-1 Preference Shares, as applicable, so requests in writing, (but in any event not later than ten days thereafter), furnish or cause to be furnished to such holder a certificate setting forth (i) the A Preference Share Conversion Price, the B Preference Share Conversion Price, or the B-1 Preference Share Conversion Price, as applicable, then in effect, and (ii) the number of Ordinary Shares and the amount, if any, of other securities, cash or property which then would be received upon the conversion of A Preference Shares, B Preference Shares, or B-1 Preference Shares, as applicable.

37.18                Notice of Record Date

In the event:

(a)                                 the Company shall take a record of the holders of its Ordinary Shares (or other capital stock or securities at the time issuable upon conversion of the Preference Shares) for the purpose of entitling or enabling them to receive any dividend or other distribution, or to receive any right to subscribe for or purchase any shares of capital stock of any class or any other securities, or to receive any other security; or

(b)                                 of any capital reorganisation of the Company, any reclassification of the Ordinary Shares, or any Deemed Liquidation Event; or

(c)                                  of the voluntary or involuntary dissolution, liquidation or winding-up of the Company,

then, and in each such case, the Company will send or cause to be sent to the holders of Preference Shares, as the case may be, (i) the record date for such dividend, distribution or right, and the amount of such dividend, distribution or right, or (ii) the effective date on which such reorganisation, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up is proposed to take place, and the time, if any is to be fixed, as of which the holders of Ordinary Shares at the record date (or such other capital stock or securities at the time issuable upon the conversion of the Preference Shares) shall be entitled to exchange their Ordinary Shares (or such other capital stock or securities issuable at the time) for securities or other property deliverable upon such reorganisation, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up, and the amount per share applicable to the B-1 Preference Shares, the B Preference Shares, the A Preference Shares and the Ordinary Shares. Such notice shall be sent at least ten Business Days prior to the record date or effective date for the event specified in such notice.

38.                              MANDATORY CONVERSION

38.1                       Trigger Events

Upon either (a) the closing of the sale of Ordinary Shares to institutional investors and the public at a price being at least two times the B-1 Preference Share Original Issue Price (subject to appropriate adjustment in the event of any dividend, share split, sub-division, or other similar recapitalisation with respect to the Ordinary Shares), in a fully underwritten public offering, for the admission of such Shares on the Official List of the United Kingdom Listing Authority or the AIM Market operated by the London Stock Exchange Plc or any other recognised investment exchange (as defined in section 285 of the Financial Services and Markets Act 2000); or pursuant to an effective registration statement under the Securities Act of 1933, as amended (only where such public offering is made in the United States of America), resulting in at least US $50,000,000 of gross proceeds to the Company (a “Qualified IPO”) or (b) with respect to (x) the A Preference Shares, the date and time, or the occurrence of an event, in each case, specified by vote or written consent of the Majority A Holders, (y) the B Preference Shares, the date and time, or the occurrence of an event, in each case, specified by vote or written consent of the Majority B Holders, or (z) the B-1 Preference Shares, the date and time, or the occurrence of an event, in each case, specified by vote or written consent of the Majority B-1 Holders (in each case, the time of such closing or the date and time specified or the time of the event specified in such vote or written consent is referred to herein as the “Mandatory Conversion Time”) then (i) all outstanding A Preference Shares, B Preference Shares, and/or B-1 Preference Shares, as applicable, shall automatically be converted into Ordinary Shares, at the then effective conversion rate as calculated pursuant to Article 37.1, (ii) all accrued and/or declared but unpaid dividends on such A Preference Shares, B Preference Shares, and/or B-1 Preference Shares, as applicable, shall be paid to the Preference Shareholders and (iii) such Shares may not be reissued by the Company.

38.2                       Procedural Requirements

All holders of record of Preference Shares shall be sent written notice of the Mandatory Conversion Time. Such notice need not be sent in advance of the occurrence of the Mandatory Conversion Time. Upon receipt of such notice, each holder of Preference Shares in certificated form shall surrender its certificate or certificates for all such Shares (or, if such holder alleges that any such certificate has been lost, stolen or destroyed, provide an indemnity in a form reasonably acceptable to the Company against any claim that may be made against the Company on account of the alleged loss, theft or destruction of such certificate) to the Company at the place designated in such notice. If so required by the Company, any certificates surrendered for conversion shall be endorsed or accompanied by written instrument or instruments of transfer, in a form satisfactory to the Company, duly executed by the registered holder or by its legal representatives in writing.

All rights with respect to the Preference Shares converted pursuant to Article 38.1, including the rights, if any, to receive notices and vote (other than as a holder of Ordinary Shares), will terminate at the Mandatory Conversion Time (notwithstanding the failure of the holder or holders thereof to surrender any certificates at or prior to such time), except only the rights of the holders thereof, upon surrender of any certificate or certificates of such holders therefor (or the form of indemnity for a lost share certificate), to receive the items provided for in the next sentence of this Article 38.2. As soon as practicable after the Mandatory Conversion Time and, if applicable, the surrender of any certificate or certificates (or the form of indemnity for a lost share certificate) in respect of Preference Shares, the Company shall (a) issue and deliver to such holder a certificate or certificates for the number of Ordinary Shares issuable on such conversion in accordance with the provisions hereof and (b) pay cash as provided in Article 37.3 in lieu of any fraction of an Ordinary Share otherwise issuable upon such conversion and the payment of any accrued and/or declared but unpaid dividends on the Preference Shares that have been converted. Such converted Preference Shares shall be cancelled and may not be reissued as shares of such class.

38A                        SPECIAL MANDATORY CONVERSION

38A.1              Trigger

Save to the extent such subscription obligations are waived by the Majority B-1 Holders, if a B-1 Preference Shareholder does not comply with its obligations to subscribe for Additional Shares under the B-1 Preference Subscription Agreement (the “Defaulting Subscriber”), then each B-1 Preference Share held by such Defaulting Subscriber (and any transferee of B-1 Preferred Shares transferred by such Defaulting Subscriber after the B-1 Preference Shares Original Issue Date) shall automatically, and without any further action on the part of such Defaulting Subscriber and/or transferee, be converted into Ordinary Shares (a “Special Mandatory Conversion”). The conversion shall be effected at a conversion rate of one Ordinary Share for every five B-1 Preference Shares held by such Defaulting Subscriber and/or transferee on the date of the Additional Closing.  Immediately following a Special Mandatory Conversion of a Defaulting Subscriber’s (and/or its transferee’s) B-1 Preference Shares, such Defaulting Subscriber’s designated director shall be removed from the Board and such Defaulting Subscriber shall have no further right to appoint a Board observer hereunder or under the Shareholders’ Agreement.

38A.2              Procedural Requirements

All Defaulting Subscribers shall be sent written notice of the Special Mandatory Conversion immediately following such conversion. Upon receipt of such notice, each Defaulting Subscriber and/or its transferee shall surrender its certificate or certificates for all such B-1 Preference Shares (or, if such holder alleges that any such certificate has been lost, stolen or destroyed, provide an indemnity in a form reasonably acceptable to the Company against any claim that may be made against the Company on account of the alleged loss, theft or destruction of such certificate) to the Company at the place designated in such notice. If so required by the Company, any certificates surrendered for conversion shall be endorsed or accompanied by written instrument or instruments of transfer, in a form satisfactory to the Company, duly executed by the registered holder or by its legal representatives in writing.

All rights with respect to the B-1 Preference Shares converted pursuant to Article 38A.2, including the rights, if any, to receive notices and vote (other than as a holder of Ordinary Shares), will terminate immediately upon the occurrence of a Special Mandatory Conversion, except only the rights of the holders thereof, upon surrender of any certificate or certificates of such holders therefor (or the form of indemnity for a lost share certificate), to receive the items provided for in the next sentence of this Article 38A.2. As soon as practicable after the Special Mandatory Conversion and, if applicable, the surrender of any certificate or certificates (or the form of indemnity for a lost share certificate) in respect of the relevant B-1 Preference Shares, the Company shall (a) issue and deliver to such holder, a certificate or certificates for the number of Ordinary Shares issuable on such conversion in accordance with the provisions hereof and (b) pay cash as provided in Article 37.3 in lieu of any fraction of an Ordinary Share otherwise issuable upon such conversion.  For the avoidance of doubt, no accrued and/or declared but unpaid dividends on the B-1  Preference Shares so converted in a Special Mandatory Conversion shall be payable.  Such converted B-1 Preference Shares shall be cancelled and may not be reissued as shares of such class.

39.                              DEFERRED SHARES

39.1                       Subject to the Companies Act, any Deferred Shares may be redeemed by the Company (or its nominee) at any time at its option for US $0.01 for all the Deferred Shares registered in the name of any holder(s) without obtaining the sanction of any holder(s) (which payment shall be satisfied by the payment to any one holder of Deferred Shares).

39.2                       The allotment or issue of Deferred Shares or the conversion or re-designation of shares into Deferred Shares shall be deemed to confer irrevocable authority on the Company at any time after their allotment, issue, conversion or re-designation, without obtaining the sanction of such holder(s), to:

39.2.1             appoint any person to execute any transfer (or any agreement to transfer) such Deferred Shares (to such person(s) as the Company may determine (as nominee or custodian thereof or otherwise)); and/or

39.2.2             give, on behalf of such holder, consent to the cancellation of such Deferred Shares; and/or

39.2.3             purchase such Deferred Shares in accordance with the Companies Act.

In any such case (i) for a price being not more than an aggregate sum of US $0.01 for all the Deferred Shares registered in the name of such holder(s) and (ii) with the Company having authority pending such transfer, cancellation and/or purchase, to retain the certificates (if any) in respect thereof.

39.3                       No Deferred Share may be transferred without the prior consent of the Board (including a majority of the Investor Directors).

39.4                       The Deferred Shares shall not be entitled to any dividend or distribution of the Company.

40.                              VOTING RIGHTS

40.1                       Preference Shares

Every holder of Preference Shares shall, in respect of the Preference Shares held by them, be entitled to receive notice of, attend and speak at and vote at, general meetings of the Company and on a show of hands each such holder shall have one vote and on a poll or on a written resolution each such holder shall have one vote for each Ordinary Share into which each Preference Share held by them is convertible.

40.2                       Ordinary Shares

Every holder of Ordinary Shares shall, in respect of the Ordinary Shares held by them, be entitled to receive notice of, attend and speak at and vote at, general meetings of the Company and on a show of hands each such holder shall have one vote and on a poll or on a written resolution each such holder shall have one vote for each Ordinary Share held by them.

40.3                       Deferred Shares

The Deferred Shares (if any) shall not entitle the holders of them to receive notice of, to attend, to speak or to vote at any general meeting of the Company nor to receive or vote on, or otherwise constitute an eligible member for the purposes of, proposed written resolutions of the Company.

40.4                       Preference Shares and Ordinary Shares as single voting class

Save in relation to any proposed variation of the rights for the time being attached to any of them in accordance with Article 41 (Variation of Rights), the A Preference Shares, B Preference Shares, B-1 Preference Shares, and Ordinary Shares shall vote together as a single class on an as converted to Ordinary Shares basis unless otherwise specified in these Articles.

40.5                       Voting Limitation

Notwithstanding the terms of any other Article, in the event that the A Preference Shares would constitute greater than 50% of the Ordinary Shares (on an as-converted basis), then the A Preference Shares, as a class, shall have votes equal to 49% of the Ordinary Shares (on an as-converted basis) and the voting rights attaching to each A Preference Share shall accordingly be reduced on a pro-rata basis.

VARIATION OF SHARE RIGHTS

41.                              VARIATION OF RIGHTS

41.1                       Whenever the capital of the Company is divided into different classes of Shares, all or any of the rights for the time being attached to the A Preference Shares in issue may from time to time (whether or not the Company is being wound up) be varied with the consent in writing of the holders of a majority in nominal value of the issued A Preference Shares or with the sanction of a special resolution passed at a separate general meeting of the holders of those A Preference Shares.

41.2                       Whenever the capital of the Company is divided into different classes of Shares, all or any of the rights for the time being attached to the B Preference Shares in issue may from time to time (whether or not the Company is being wound up) be varied with the consent in writing of the holders of a majority in nominal value of the issued B Preference Shares or with the sanction of a special resolution passed at a separate general meeting of the holders of those B Preference Shares.

41.3                       Whenever the capital of the Company is divided into different classes of Shares, all or any of the rights for the time being attached to the B-1 Preference Shares in issue may from time to time (whether or not the Company is being wound up) be varied with the consent in writing of the holders of at least sixty percent (60%) in nominal value of the issued B-1 Preference Shares or with the sanction of a special resolution passed at a separate general meeting of the holders of those B-1 Preference Shares.

41.4                       All the provisions of these Articles relating to general meetings of the Company or to the proceedings at general meetings shall apply, mutatis mutandis, to every such separate general meeting, except that:

41.4.1             the quorum at any such meeting (other than an adjourned meeting) shall be two members present in person or by proxy holding at least one-third in nominal amount of the issued shares of the class; and if there is only one member holding Shares of a class, the quorum is that sole member;

41.4.2             at an adjourned meeting the quorum shall be one member present in person or by proxy holding Shares of the class;

41.4.3             every holder of Shares of the class shall, on a poll, have one vote in respect of every Share of the class held by him; and

41.4.4             a poll may be demanded by any one holder of Shares of the class whether present in person or by proxy.

TRANSFERS OF SHARES

42.                              TRANSFER OF EQUITY INTEREST

42.1                       General Transfer restrictions

42.1.1             No Shares may be transferred to any person at any time except:

(a)                                 as permitted under Article 42.2;

(b)                                 as permitted or required under Article 43;

(c)                                  as permitted or required under Article 43A; or

(d)                                 as otherwise permitted or required under the Shareholders’ Agreement,

and any transfer in breach of these Articles shall be void.

42.1.2             The Directors may refuse to register a transfer of any Share on which the Company has a lien.

42.1.3             If the Directors refuse to register the transfer of a Share, the instrument of transfer must be returned to the transferee with the notice of refusal, unless they suspect that the proposed transfer may be fraudulent.

42.1.4             A person executing an instrument of transfer of a Share is deemed to remain the holder of the Share until the name of the transferee is entered in the register of members in respect of it.

42.1.5             Equity Interests may be transferred by means of an instrument of transfer in any usual form or any other form approved by the Directors, which is executed by or on behalf of the transferor.

42.1.6             No fee may be charged for registering any instrument of transfer or other document relating to or affecting the title to any Share.

42.1.7             For the purposes of this Article 42, “transfer” means in relation to an Equity Interest, or any legal or beneficial interest in any Equity Interest, any one or more of: (i) a sale, assignment, transfer or other disposal, (ii) creating or permitting to subsist any Encumbrance, (iii) creating any trust or conferring any interest, (iv) entering into any agreement, arrangement or understanding in respect of the right to vote or the rights to receive dividends (including the renunciation or assignment of such right), (v) the renunciation or assignment of any right to receive an Equity Interest or any legal or beneficial interest in an Equity Interest; and (vi) entering into any agreement to any of the above.

42.1.8             The restrictions on transfer contained in this Article 42 shall apply to all transfers operating by law or otherwise.

42.2                       Permitted transfers

42.2.1             A Preference Shareholder may transfer its Equity Interest to a Permitted Transferee.

42.2.2             A holder of Ordinary Shares who is also an Employee may transfer his Ordinary Shares to a Family Member or to an Estate Planning Entity solely for Estate Planning Purposes provided that, in each case, the relevant Shareholder shall deliver prior written notice to the Company of such transfer.

42.2.3             If a Permitted Transferee ceases to be a member of the Permitted Group, the Permitted Transferee must, prior to ceasing to be a member of the Permitted Group, transfer all (but not some only) of its Equity Interest back to the Original Shareholder or to another Permitted Transferee of that Original Shareholder (which in either case is not in liquidation), failing which the Company may execute a transfer of the Equity Interest on behalf of the Permitted Transferee and register the Original Shareholder as the holder of such Equity Interest.

43.                              DRAG ALONG RIGHTS

43.1.1             At any time after the Additional Closing or the ability to close an Additional Closing has terminated, upon the election of the Board and the holder or holders of at least sixty six percent (66%) of the Preference Shares and Ordinary Shares (the “Drag-Along Sellers”), voting together on an as-if converted to Ordinary Shares basis, shall have the right to require each other Shareholder to sell all of its Equity Interest to a third party purchaser or purchasers (the “Drag-Along Purchaser”), who makes a bona fide proposal to acquire the entire issued share capital of the Company (a “Drag-Along Sale”).

43.1.2             The Drag-Along Sellers shall be entitled, at least 20 Business Days prior to the scheduled closing of the proposed Drag-Along Sale, to give written notice to each other Shareholder stating its intention to enter into a Drag-Along Sale and requiring each other Shareholder to sell all of its Equity Interest to the Drag-Along Purchaser (the “Drag-Along Sale Notice”). Such a Drag-Along Sale Notice shall specify: (i) the proposed consideration or unit of loan to be paid for the Equity Interest (per Share) and per Option; (ii) the identity of the proposed Drag-Along Purchaser; (iii) the proposed date of the transfer; and (iv) any other material terms and conditions of the Drag-Along Sale (including, without limitation, any written proposals or agreements relating thereto) (the “Drag-Along Terms”).  The amount and type of consideration (in cash or otherwise)

for which each Shareholder shall be obliged to sell each of the Shares shall be for the amount of consideration per Share if the proceeds from the Drag-Along Sale were distributed to the holders of Shares in accordance with Article 36 and the consideration received by each Shareholder shall be less their pro rata proportion of all reasonable transaction related fees and expenses incurred, including legal fees and expenses in relation to the sale of the Shares to the Drag-Along Purchaser.

43.1.3             After delivery of a Drag-Along Sale Notice pursuant to Article 43.1.2, each other Shareholder shall be obliged to sell all of its Equity Interest free from all Encumbrances in each case on the Drag-Along Terms, provided that any such other Shareholder shall:

(a)                                 be required to give warranties as to its title, capacity and authority only and on a several (and not joint or joint and several) basis, subject to customary limitations and exclusions on its liability; and

(b)                                 not be required to give any indemnities (other than in respect of any lost share certificate(s), its own representations, or its own covenants) or except to the extent that funds may be paid out of escrow established to cover breach of representations, warranties and covenants of the Company).

43.1.4             Where any person becomes a member of the Company pursuant to the exercise of a pre-existing option or other right to acquire shares after a Drag-Along Sale Notice has been served, such member will be bound to sell and transfer all shares it acquires to the Drag-Along Purchaser (or as the Drag-Along Purchaser may direct).  The provisions of Articles 43.1.1 to 43.1.3 shall apply (with the necessary changes) to such member, save that if its shares are acquired after completion of the Drag-Along Sale, completion of the sale of such member’s shares shall take place immediately following the acquisition of such shares by such member.

43.1.5               Within five (5) Business Days (or such later period of time directed by the Drag-Along Sellers) of the Drag-Along Sellers serving a Drag-Along Sale Notice on the Shareholders, the Shareholders shall deliver to the Company stock transfer forms for their Shares in favour of the Drag-Along Purchaser or as the Drag-Along Purchaser shall direct, together with the relevant share certificate(s) (or a suitable indemnity in lieu thereof) to the Company. In addition and if requested to do so by the Drag-Along Sellers, the Shareholders shall also enter into such other agreements limited to and to the extent reasonably required in order consummate the purchase by the Drag-Along Purchaser and to ensure that the proceeds from the Drag-Along Sale are distributed to the Shareholders in accordance with Article 36, provided, in each case the Drag-Along Sellers are also entering into any such agreement, the agreement is on the same or similar terms for all Shareholders and on the basis that the only warranties required from the Shareholders (other than warranties required from Shareholders who exercise a management function with respect to the Company) as part of such agreement shall be as to title to their Shares and their authority and capacity to enter into any agreement to sell such Shares and the Shareholders shall in good faith cooperate with the Drag-Along Sellers in consummating the purchase by the Drag-Along Purchaser.

43.1.6             If a Shareholder fails to deliver to the Company the documents and/ or carry out the actions in accordance with Article 43.1.5 upon the expiration of that five (5) Business Days period (or such later period of time directed by the Drag-Along Sellers), the Company shall be constituted the agent of each defaulting Shareholder for taking such actions as are necessary to effect the Drag-Along Sale and the Company may receive any purchase money due to the defaulting Shareholder in trust. The Board shall then authorise registration of the transfer subject to payment of appropriate stamp duty, which shall be paid by the Drag-Along Purchaser, and after the Drag-Along Purchaser (or its nominee(s)) has been registered as the holder thereof the validity of such proceedings shall not be questioned by any Person. The defaulting Shareholder shall surrender his share certificate for his Shares (or provide a suitable indemnity) to the Company. On surrender, he shall be entitled to the amount due to him in accordance with this Article 43.1.6.

43A.                      TAG-ALONG RIGHTS

43A.1              Other than pursuant to Article 42.2 or Article 43 no sale or transfer for value of the legal or beneficial interest in a majority of the Shares (on an as-converted to Ordinary Shares basis) (whether in one or a series of related transactions) shall be made to any persons (the “Third Party Purchasers”) by any Shareholders (the “Selling Shareholders”) or validly registered unless (1) consented by the Majority Holders and (2) before such transfer is lodged for registration the Selling Shareholders shall have procured that an unconditional offer complying with the provisions of Article 43A.2 has been made by the Third Party Purchasers to the Company as agent for and on behalf of the holders of the other Shares to acquire the same proportion of their holdings of Shares as is proposed to be transferred by the Third Party Purchasers (a “Tag Offer”).

43A.2              The offer referred to in Article 43A.1 shall:

43A.2.1              be open for acceptance for a period of at least 7 days following the making of the Tag Offer (such date being the “Tag Closing Date”);

43A.2.2              state whether it is conditional on acceptances, which would, if the relevant transfers were registered, result in the Third Party Purchasers holding or increasing its aggregate shareholding in the Company to a specified proportion of the Shares (on an as-converted to Ordinary Shares basis) in issue, provided that if the relevant condition is not satisfied or waived by the Third Party Purchasers, no Shares may be transferred pursuant to this Article 43A (including the Selling Shareholders’ Shares whose proposed transfer led to an offer being made in accordance with this Article 43A);

43A.2.3              be on terms that the purchase of any Shares (on an as-converted to Ordinary Shares basis) in respect of which such Tag Offer is accepted shall be completed at the same time as the purchase from the Selling Shareholders; and

43A.2.4              specify the form (in cash or otherwise) and amount of the consideration payable for each Share (on an as-converted to Ordinary Shares basis) which shall be equal to the consideration to be paid to the Selling Shareholders in relation to the sale or transfer of each of its Shares (on an as-converted to Ordinary Shares basis) together with the relevant proportion of any other consideration (in cash or otherwise) received or receivable by any Selling Shareholders which, having regard to the transaction as a whole can be reasonably be regarded as an addition to the consideration paid or payable (save that the total sale price shall be distributed among the participating Shareholders of the Company in accordance with Article 36), provided that (unless the Majority Holders agree otherwise) for these purposes “consideration” shall:

(a)                                 exclude any offer to subscribe for or acquire any share, debt instrument or other security in the capital of any member of the Third Party Purchaser’s group made to any holder of Shares; and

(b)                                 exclude any right offered to the holder of Shares to subscribe for or acquire any share, debt instrument or other security in the capital of any member of the Third Party Purchaser’s group.

43A.3              The Company shall notify the holders of Shares (on an as-converted to Ordinary Shares basis) which are the subject of a Tag Offer of the terms of the Tag Offer promptly upon receiving notice of the same from the Third Party Purchasers, following which any such holder who wishes to transfer its Shares to the Third Party Purchasers pursuant to the Tag Offer (a “Tagging Shareholder”) shall serve notice on the Company to that effect (the “Tag Acceptance Notice”) at any time before the Tag Closing Date.

43A.4              Within three days after the Tag Closing Date:

43A.4.1              the Company shall notify the Third Party Purchasers in writing of the names and addresses of the Tagging Shareholders who have accepted the Tag Offer;

43A.4.2              the Company shall notify each Tagging Shareholder in writing of the identity of the Third Party Purchasers; and

43A.4.3              each of the Company’s notifications above shall indicate the date, time and place on which the sale and purchase of the Shares is to be completed being a date notified by the Third Party Purchasers which is not less than seven days and not more than fourteen days after the Tag Closing Date (the “Tag Completion Date”).

43A.5              If the total number of Shares set out in all Tag Acceptance Notices, is less than the total number of Shares subject to the Tag Offer (the “Tag Deficit”), the Selling Shareholders shall be entitled to transfer such number of Shares as equals the Tag Deficit in addition to the Shares proposed to be sold by them pursuant to the transfer which triggered the Tag Offer without any obligation to the other holders of Shares in respect of the Tag Deficit.

43A.6              Each Tagging Shareholder shall transfer (with full title guarantee and free from all encumbrances) the legal and beneficial title to its Shares which are the subject of the Tag Acceptance Notice to the Third Party Purchasers on the terms set out in this Article 43A, by delivering to the Company on or before the Tag Completion Date:

43A.6.1              duly executed stock transfer form(s) in respect of such Shares registered in its name;

43A.6.2              the relevant share certificate(s) (or, if such holder alleges that any such certificate(s) has been lost, stolen or destroyed, provide an indemnity in a form reasonably acceptable to the Company against any claim that may be made against the Company on account of the alleged loss, theft or destruction of such certificate(s));

43A.6.3              a duly executed sale agreement or form of acceptance in a form agreed by the Majority Holders, and, to the extent required by the Majority Holders, shall sign such other documents as are signed by the Selling Shareholders pursuant to the offer (which may include representations and warranties with respect to the Tagging Shareholder’s title to, and ownership of, the relevant Shares and authority and capacity), all against payment on the Tag Completion Date of the aggregate consideration due to it under the Tag Offer.

43A.7              Each holder of Shares to whom an offer is made under this Article 43A shall pay its pro rata share (as a deduction from the gross pre-tax proceeds to be received, without prejudice to any other deductions lawfully required to be made) of the costs incurred by the Selling Shareholders and all other holders of Shares who accept an offer under this Article 43A in connection with such transfer.

43A.8              No offer shall be required under this Article 43A if a Drag-Along Sale Notice has been served under Article 43 and has not lapsed.

44.                              TRANSMISSION OF SHARES

44.1                       If title to a Share passes to a Transmittee, the Company may only recognise the Transmittee as having any title to that Share.

44.2                       A Transmittee who produces such evidence of entitlement to Shares as the Directors may properly require:

44.2.1             may, subject to the Articles, choose either to become the holder of those Shares or (subject to Board consent) to have them transferred to another person; and

44.2.2             subject to the Articles, and pending any transfer of the Shares to another person (subject to Board consent), has the same rights as the holder had.

44.3                       Transmittees do not however have the right to attend or vote at a general meeting, or agree to a proposed written resolution, in respect of Shares to which they are entitled, by reason of the holder’s death or bankruptcy or otherwise, unless they become the holders of those Shares.

45.                              EXERCISE OF TRANSMITTEES’ RIGHTS

45.1                       Transmittees who wish to become the holders of Shares to which they have become entitled must notify the Company in writing of that wish.

45.2                       Subject to the Articles, if the Transmittee wishes to have a Share transferred to another person, the Transmittee must execute an instrument of transfer in respect of it.

45.3                       Any transfer made or executed under this Article is to be treated as if it were made or executed by the person from whom the Transmittee has derived rights in respect of the Share, and as if the event which gave rise to the transmission had not occurred.

46.                              TRANSMITTEES BOUND BY PRIOR NOTICES

If a notice is given to a Shareholder in respect of Shares and a Transmittee (or a transferee nominated by such Transmittee pursuant to Article 44 is entitled to those Shares, the Transmittee (or transferee) is bound by the notice if it was given to the Shareholder before the Transmittee’s (or transferee’s) name has been entered in the register of members.

DIVIDENDS AND OTHER DISTRIBUTIONS

47.                              PROCEDURE FOR DECLARING DIVIDENDS

47.1                       Subject to the other provision of these Articles and subject to any consents required under the Shareholders’ Agreement the Board (acting with Investor Consent) may determine to authorise a dividend or other sum which is a distribution at a time and of an amount as it thinks fit.

48.                              PREFERENCE SHARE DIVIDENDS

48.1                       Preference Share Dividend

48.1.1             A fixed cumulative preferential dividend shall accrue to each A Preference Share (following a resolution of the Board and before the application of any distributable reserves for any other purpose) at the annual rate of 4.00% of the A Preference Share Original Issue Price (excluding any associated Tax credit) compounded annually on 31 December in each year, which shall accrue daily and be calculated in respect of the period to such date, assuming a 365-day year whether or not earned or declared and whether or not there are sufficient distributable reserves available to permit such payment (the “A Preference Share Dividend”).  A fixed cumulative preferential dividend shall accrue to each B Preference Share (following a resolution of the Board and before the application of any distributable reserves for any other purpose) at the annual rate of

4.00% of the B Preference Share Original Issue Price (excluding any associated Tax credit) compounded annually on 31 December in each year, which shall accrue daily and be calculated in respect of the period to such date, assuming a 365-day year whether or not earned or declared and whether or not there are sufficient distributable reserves available to permit such payment (the “B Preference Share Dividend”). A fixed cumulative preferential dividend shall accrue to each B-1 Preference Share (following a resolution of the Board and before the application of any distributable reserves for any other purpose) at the annual rate of 4.00% of the B-1 Preference Share Original Issue Price (excluding any associated Tax credit) compounded annually on 31 December in each year, which shall accrue daily and be calculated in respect of the period to such date, assuming a 365-day year whether or not earned or declared and whether or not there are sufficient distributable reserves available to permit such payment (the “B-1 Preference Share Dividend”).

48.1.2             The A Preference Share Dividend, B Preference Share Dividend, and B-1 Preference Share Dividend shall accrue from the applicable Original Issue Date of such Preference Share.

48.2                       Payment of Preference Share Dividend

Each A Preference Share Dividend, B Preference Share Dividend, and B-1 Preference Share Dividend as applicable, shall be paid on the earlier of the date on which a dividend is declared on any Ordinary Shares, the date of any conversion of such Preference Shares into Ordinary Shares or on the date of any Deemed Liquidation Event, and shall be paid to the person registered as the holder of the A Preference Shares, B Preference Shares, or B-1 Preference Shares, as applicable, on that date and shall be deemed to accrue from day to day before, as well as after, the commencement of a winding-up. Each A Preference Share Dividend, B Preference Share Dividend, or B-1 Preference Share Dividend as applicable, shall therefore be payable by a liquidator in respect of any period after such commencement in priority to other claims or rights of Ordinary Shareholders and holders of Deferred Shares in respect of the Company’s share capital.

48.3                       Sufficient Distributable Reserves

The A Preference Share Dividend, B Preference Share Dividend, or B-1 Preference Share Dividend, as applicable, shall, provided the Company has sufficient distributable reserves available out of which to pay the same and notwithstanding that such dividend is expressed to be cumulative, automatically become a debt due from and immediately payable by the Company on the relevant payment date specified in Article 48.2. If and to the extent that the debt so constituted is not paid in full on the payment date concerned, the unpaid amount shall carry interest at 4.00% in respect of the period from and including the payment date concerned to the date of actual payment.

48.4                       The Company is unable to pay the Preference Share Dividend

If the Company is unable to pay in full on the due date any A Preference Share Dividend, B Preference Share Dividend, or B-1 Preference Share Dividend, as applicable, by reason of having insufficient distributable reserves, then it shall on such date pay the same to the extent that it is lawfully able to do so. The unpaid amount shall carry interest at the rate of 4.00% in respect of the period from and including the payment date concerned up to and including the date of actual payment. Such interest shall accumulate and form part of the A Preference Share Dividend, B Preference Share Dividend, B-1 Preference Share Dividend, as applicable, to which it relates. It shall not therefore become payable until the Company has sufficient distributable reserves available with which to pay the relevant A Preference Share Dividend, B Preference Share Dividend, B-1 Preference Share Dividend, as applicable.

48.5                       Insufficient Distributable Reserves Available

Where by reason of the Company having had insufficient distributable reserves available, it is in arrears with the payment of any A Preference Share Dividend, B Preference Share Dividend, B-1 Preference Share Dividend, as applicable, any distributable reserves arising thereafter shall be distributed in accordance with the scheme set forth in Article 36.

49.                              PAYMENT OF DIVIDENDS AND OTHER DISTRIBUTIONS

49.1                       Where a dividend or other sum which is a distribution is payable in respect of a Share, it must be paid by one or more of the following means:

49.1.1             transfer to a bank or building society account specified by the Distribution Recipient either in writing or as the Directors may otherwise decide;

49.1.2             sending a cheque made payable to the Distribution Recipient by post to the Distribution Recipient at the Distribution Recipient’s registered address (if the Distribution Recipient is a holder of the Share), or (in any other case) to an address specified by the Distribution Recipient either in writing or as the Directors may otherwise decide;

49.1.3             sending a cheque made payable to such person by post to such person at such address as the Distribution Recipient has specified either in writing or as the Directors may otherwise decide; or

49.1.4             any other means of payment as the Directors agree with the Distribution Recipient either in writing or by such other means as the Directors decide.

49.2                       In the Articles, the “Distribution Recipient” means, in respect of a Share in respect of which a dividend or other sum is payable:

49.2.1             the holder of the Share; or

49.2.2             if the Share has two or more joint holders, whichever of them is named first in the register of members; or

49.2.3             if the holder is no longer entitled to the Share by reason of death or bankruptcy, or otherwise by operation of law, the Transmittee.

50.                              NO INTEREST ON DISTRIBUTIONS

Subject to Article 48, the Company may not pay interest on any dividend or other sum payable in respect of a Share unless otherwise provided by:

50.1                       the terms on which the Share was issued; or

50.2                       the provisions of another agreement between the holder of that Share and the Company.

51.                              UNCLAIMED DISTRIBUTIONS

51.1                       All dividends or other sums which are:

51.1.1             payable in respect of Shares; and

51.1.2             unclaimed after having been declared or become payable,

may be invested or otherwise made use of by the Directors for the benefit of the Company until claimed.

51.2                       The payment of any such dividend or other sum into a separate account does not make the Company a trustee in respect of it.

51.3                       If:

51.3.1             12 years have passed from the date on which a dividend or other sum became due for payment; and

51.3.2             the Distribution Recipient has not claimed it,

the Distribution Recipient is no longer entitled to that dividend or other sum and it ceases to remain owing by the Company.

52.                              NON-CASH DISTRIBUTIONS

52.1                       Subject to the terms of issue of the Share in question, the Company may, by ordinary resolution on the recommendation of the Directors, decide to pay all or part of a dividend or other distribution payable in respect of a Share by transferring non-cash assets of equivalent value (including, without limitation, Shares or other securities in any Company).

52.2                       For the purposes of paying a non-cash distribution, the Directors may make whatever arrangements they think fit, including, where any difficulty arises regarding the distribution:

52.2.1             fixing the value of any assets;

52.2.2             paying cash to any Distribution Recipient on the basis of that value in order to adjust the rights of recipients; and

52.2.3             vesting any assets in trustees.

53.                              WAIVER OF DISTRIBUTIONS

Distribution Recipients may waive their entitlement to a dividend or other distribution payable in respect of a Share by giving the Company notice in writing to that effect. If the Share has more than one holder or more than one person is entitled to the Share, whether by reason of the death or bankruptcy of one or more joint holders, or otherwise, the notice is not effective unless it is expressed to be given, and signed, by all the holders or persons otherwise entitled to the Share.

CAPITALISATION OF PROFITS

54.                              AUTHORITY TO CAPITALISE AND APPROPRIATION OF CAPITALISED SUMS

54.1                       Subject to the Articles, the Directors may, if they are so authorised by an ordinary resolution:

54.1.1             decide to capitalise any profits of the Company (whether or not they are available for distribution) which are not required for paying a dividend on the A Preference Shares, B Preference Shares, or B-1 Preference Shares as applicable, or any sum standing to the credit of the Company’s share premium account or capital redemption reserve; and

54.1.2             appropriate any sum which they so decide to capitalise (a “Capitalised Sum”) to the persons who would have been entitled to it if it were distributed by way of dividend (the “Persons Entitled”) and in the same proportions.

54.2                       Capitalised Sums must be applied:

54.2.1             on behalf of the Persons Entitled; and

54.2.2             in the same proportions as a dividend would have been distributed to them.

54.3                       Any Capitalised Sum may be applied in paying up new shares of a nominal amount equal to the Capitalised Sum which are then allotted credited as fully paid to the Persons Entitled or as they may direct.

54.4                       A Capitalised Sum which was appropriated from profits available for distribution may be applied in paying up new debentures of the Company which are then allotted credited as fully paid to the Persons Entitled or as they may direct.

54.5                       Subject to the Articles the Directors may:

54.5.1             apply Capitalised Sums in accordance with Article 54.3 and Article 54.4 partly in one way and partly in another;

54.5.2             make such arrangements as they think fit to deal with shares or debentures becoming distributable in fractions under this Article (including the issuing of fractional certificates or the making of cash payments); and

54.5.3             authorise any person to enter into an agreement with the Company on behalf of all the Persons Entitled which is binding on them in respect of the allotment of shares and debentures to them under this Article.

ORGANISATION OF GENERAL MEETINGS

55.                              CONVENING OF GENERAL MEETING

The Directors or any two Investor Directors may call a general meeting.

56.                              NOTICE OF GENERAL MEETING

A Shareholder present either in person or by proxy, at any general meeting of the Company shall be deemed to have received notice of the meeting and, where requisite, of the purposes for which the meeting was convened.

57.                              ATTENDANCE AND SPEAKING AT GENERAL MEETINGS

57.1                       A person is able to exercise the right to speak at a general meeting when that person is in a position to communicate to all those attending the meeting, during the meeting, any information or opinions which that person has on the business of the meeting.

57.2                       A person is able to exercise the right to vote at a general meeting when:

57.2.1             that person is able to vote, during the meeting, on resolutions put to the vote at the meeting; and

57.2.2             that person’s vote can be taken into account in determining whether or not such resolutions are passed at the same time as the votes of all the other persons attending the meeting.

57.3                       The Directors may make whatever arrangements they consider appropriate to enable those attending a general meeting to exercise their rights to speak or vote at it.

57.4                       In determining attendance at a general meeting, it is immaterial whether any two or more Shareholders attending it are in the same place as each other.

57.5                       Two or more persons who are not in the same place as each other attend a general meeting if their circumstances are such that if they have (or were to have) rights to speak and vote at that meeting, they are (or would be) able to exercise them.

58.                              QUORUM FOR GENERAL MEETINGS

58.1                       No business other than the appointment of the Chairman of the Meeting is to be transacted at a general meeting if the persons attending it do not constitute a quorum. Holders of a majority of the outstanding Shares (on an as-converted to Ordinary Shares basis) (other than holders of Deferred Shares) present in person (or by a duly authorised representative (in the case of a corporation)) or by proxy shall be a quorum at any general meeting, which shall, prior to the Additional Closing, include holders representing the Majority B-1 Holders.

58.2                       If at any adjourned meeting such a quorum is not present within 30 minutes from the time appointed for the adjourned meeting the meeting shall be adjourned to a future date not more than 14 days from the date of the original meeting.  Notwithstanding Article 58.1 above, at such meeting any two Shareholders (other than holders of Deferred Shares) present in person (or by a duly authorised representative (in the case of a corporation)) or by proxy shall be a quorum.

59.                              CHAIRING GENERAL MEETINGS

59.1                       If the Directors have appointed a Chairman, the Chairman shall chair general meetings if present and willing to do so. The Chairman is not entitled to a second or casting vote.

59.2                       If the Directors have not appointed a Chairman, or if the Chairman is unwilling to chair the meeting or is not present within 15 minutes of the time at which a meeting was due to start:

59.2.1             the Directors present; or

59.2.2             (if no Directors are present), the meeting,

must appoint a Director or Shareholder (including a proxy or a corporate representative) to chair the meeting, and the appointment of the Chairman of the meeting must be the first business of the meeting.

59.3                       The person chairing a meeting in accordance with this Article is referred to as the “Chairman of the Meeting.”

60.                              ATTENDANCE AND SPEAKING BY DIRECTORS AND NON-SHAREHOLDERS

60.1                       Directors may attend and speak at general meetings, whether or not they are Shareholders.

60.2                       The Chairman of the Meeting may permit other persons who are not:

60.2.1             Shareholders of the Company; or

60.2.2             otherwise entitled to exercise the rights of Shareholders in relation to general meetings,

to attend and speak at a general meeting.

61.                              ADJOURNMENT

61.1                       If the persons attending a general meeting within half an hour of the time at which the meeting was due to start do not constitute a quorum, or if during a meeting a quorum ceases to be present, the Chairman of the Meeting must adjourn it.

61.2                       The Chairman of the Meeting may adjourn a general meeting at which a quorum is present if:

61.2.1             the meeting consents to an adjournment; or

61.2.2             it appears to the Chairman of the Meeting that an adjournment is necessary to protect the safety of any person attending the meeting or ensure that the business of the meeting is conducted in an orderly manner.

61.3                       The Chairman of the Meeting must adjourn a general meeting if directed to do so by the meeting.

61.4                       When adjourning a general meeting, the Chairman of the Meeting must:

61.4.1             either specify the time and place to which it is adjourned or state that it is to continue at a time and place to be fixed by the Directors; and

61.4.2             have regard to any directions as to the time and place of any adjournment which have been given by the meeting.

61.5                       If the continuation of an adjourned meeting is to take place more than 14 days after it was adjourned, the Company must give at least seven clear days’ notice of it (that is, excluding the day of the adjourned meeting and the day on which the notice is given):

61.5.1             to the same persons to whom notice of the Company’s general meetings is required to be given; and

61.5.2             containing the same information which such notice is required to contain.

61.6                       No business may be transacted at an adjourned general meeting which could not properly have been transacted at the meeting if the adjournment had not taken place.

VOTING AT GENERAL MEETINGS

62.                              VOTING — GENERAL

A resolution put to the vote of a general meeting must be decided on a show of hands unless a poll is duly demanded in accordance with the Articles.

63.                              ERRORS AND DISPUTES

63.1                       No objection may be raised to the qualification of any person voting at a general meeting except at the meeting or adjourned meeting at which the vote objected to is tendered, and every vote not disallowed at the meeting is valid.

63.2                       Any such objection must be referred to the Chairman of the Meeting, whose decision is final.

64.                              POLL VOTES

64.1                       A poll on a resolution may be demanded:

64.1.1             in advance of the general meeting where it is to be put to the vote; or

64.1.2             at a general meeting, either before a show of hands on that resolution or immediately after the result of a show of hands on that resolution is declared.

64.2                       A poll may be demanded by:

64.2.1             the Chairman of the Meeting;

64.2.2             the Directors; or

64.2.3             any Shareholder.

64.3                       A demand for a poll may be withdrawn if:

64.3.1             the poll has not yet been taken; and

64.3.2             the Chairman of the Meeting consents to the withdrawal.

64.4                       Polls must be taken immediately and in such manner as the Chairman of the Meeting directs.

65.                              CONTENT OF PROXY NOTICES

65.1                       Proxies may only validly be appointed by a notice in writing (a “Proxy Notice”) which:

65.1.1             states the name and address of the Shareholder appointing the proxy;

65.1.2             identifies the person appointed to be that Shareholder’s proxy and the general meeting in relation to which that person is appointed;

65.1.3             is signed by or on behalf of the Shareholder appointing the proxy, or is authenticated in such manner as the Directors may determine; and

65.1.4             is delivered to the Company in accordance with the Articles and any instructions contained in the notice of the general meeting (or adjourned meeting) to which they relate.

65.2                       The Company may require Proxy Notices to be delivered in a particular form, and may specify different forms for different purposes.

65.3                       Proxy Notices may specify how the proxy appointed under them is to vote (or that the proxy is to abstain from voting) on one or more resolutions.

65.4                       Unless a Proxy Notice indicates otherwise, it must be treated as:

65.4.1             allowing the person appointed under it as a proxy discretion as to how to vote on any ancillary or procedural resolutions put to the meeting; and

65.4.2             appointing that person as a proxy in relation to any adjournment of the general meeting to which it relates as well as the meeting itself.

66.                              DELIVERY OF PROXY NOTICES

66.1                       A person who is entitled to attend, speak or vote (either on a show of hands or on a poll) at a general meeting remains so entitled in respect of that meeting or any adjournment of it, even though a valid Proxy Notice has been delivered to the Company by or on behalf of that person.

66.2                       An appointment under a Proxy Notice may be revoked by delivering to the Company a notice in writing given by or on behalf of the person by whom or on whose behalf the Proxy Notice was given.

66.3                       A notice revoking a proxy appointment only takes effect if it is delivered before the start of the meeting or adjourned meeting to which it relates.

66.4                       If a Proxy Notice is not executed by the person appointing the proxy, it must be accompanied by written evidence of the authority of the person who executed it to execute it on the appointor’s behalf.

67.                              AMENDMENTS TO RESOLUTIONS

67.1                       An ordinary resolution to be proposed at a general meeting may be amended by ordinary resolution if:

67.1.1             notice of the proposed amendment is given to the Company in writing by a person entitled to vote at the general meeting at which it is to be proposed not less than 48 hours before the meeting is to take place (or such later time as the Chairman of the Meeting may determine); and

67.1.2             the proposed amendment does not, in the reasonable opinion of the Chairman of the Meeting, materially alter the scope of the resolution.

67.2                       A special resolution to be proposed at a general meeting may be amended by ordinary resolution, if:

67.2.1             the Chairman of the Meeting proposes the amendment at the general meeting at which the resolution is to be proposed; and

67.2.2             the amendment does not go beyond what is necessary to correct a grammatical or other non-substantive error in the resolution.

67.3                       If the Chairman of the Meeting, acting in good faith, wrongly decides that an amendment to a resolution is out of order, the Chairman’s error does not invalidate the vote on that resolution.

ADMINISTRATIVE ARRANGEMENTS

68.                              MEANS OF COMMUNICATION TO BE USED

68.1                       Subject to the Articles, anything sent or supplied by or to the Company under the Articles may be sent or supplied in any way in which the Companies Act provides for documents or information which are authorised or required by any provision of that Act to be sent or supplied by or to the Company.

68.2                       Subject to the Articles, any notice or document to be sent or supplied to a Director in connection with the taking of decisions by Directors may also be sent or supplied by the means by which that Director has asked to be sent or supplied with such notices or documents for the time being.

68.3                       A Director may agree with the Company that notices or documents sent to that Director in a particular way are to be deemed to have been received within a specified time of their being sent, and for the specified time to be less than 48 hours.

69.                              WHEN A COMMUNICATION FROM THE COMPANY IS DEEMED RECEIVED

69.1                       Any document or information, if sent by first class post, shall be deemed to have been received on the day following that on which the envelope containing it is put into the post, or, if sent by second class post, shall be deemed to have been received on the second day following that on which the envelope containing it is put into the post and in proving that a document or information has been received it shall be sufficient to prove that the letter, envelope or wrapper containing the document or information was properly addressed, prepaid and put into the post.

69.2                       Any document or information not sent by post but left at a registered address or address at which a document or information may be received shall be deemed to have been received on the day it was so left.

69.3                       Any document or information, if sent or supplied by electronic means, shall be deemed to have been received on the day on which the document or information was sent or supplied by or on behalf of the Company.

69.4                       If the Company receives a delivery failure notification following a communication by electronic means in accordance with Article 69.3, the Company shall send or supply the document or information in hard copy or electronic form (but not by electronic means) to the Shareholder either personally or by post addressed to the Shareholder at his registered address or by leaving it at that address. This shall not affect when the document or information was deemed to be received in accordance with Article 69.3.

69.5                       Every person who becomes entitled to a Share shall be bound by every notice in respect of that Share which before his name is entered in the register of members was given to the person from whom he derives his title to the Share.

70.                              NOTICES IN WRITING GIVEN TO THE COMPANY BY SHAREHOLDERS

Any notice in writing given to the Company by a Shareholder shall take effect when it is lodged at the registered office or produced to any Directors’ meeting.

71.                              COMPANY SEALS

71.1                       Any common seal may only be used by the authority of the Directors or of a committee of the Directors.

71.2                       The Directors may decide by what means and in what form any common seal is to be used.

71.3                       Unless otherwise decided by the Directors, if the Company has a common seal and it is affixed to a document, the document must also be signed by at least one authorised person in the presence of a witness who attests the signature.

71.4                       For the purposes of this Article, an authorised person is:

71.4.1             any Director of the Company;

71.4.2             the Company’s secretary (if any); or

71.4.3             any person authorised by the Directors for the purpose of signing documents to which the common seal is applied.

71.5                       The Company may exercise the powers conferred by the Companies Act with regard to having official seals and those powers shall be vested in the Directors. Subject to the Companies Act, any instrument to which an official seal is affixed shall be signed by such persons, if any, and affixed in such manner as the Directors may from time to time determine.

72.                              NO RIGHT TO INSPECT ACCOUNTS AND OTHER RECORDS

Except as provided by law or in the Shareholders’ Agreement or authorised by the Directors or an ordinary resolution of the Company, no person is entitled to inspect any of the Company’s accounting or other records or documents merely by virtue of being a Shareholder.

73.                              PROVISION FOR EMPLOYEES ON CESSATION OF BUSINESS

The Directors may decide to make provision for the benefit of persons employed or formerly employed by the Company (other than a Director or former Director or shadow Director) in connection with the cessation or transfer to any person of the whole or part of the undertaking of the Company.

DIRECTORS’ INDEMNITY AND INSURANCE

74.                              INDEMNITY

74.1                       Subject to Article 74.5, every Relevant Director (as defined below) of the Company shall be indemnified by the Company, (and the Company shall also indemnify each Relevant Director of an associated Company (as defined in Section 256 of the Companies Act) out of the Company’s assets against all costs, charges, losses, expenses and liabilities incurred by him:

74.1.1             in connection with any negligence, default, breach of duty or breach of trust in relation to the Company;

74.1.2             in connection with the activities of the Company in its capacity as a trustee of an occupational pension scheme (as defined in section 235(6) of the Companies Act); and

74.1.3             in the actual or purported execution and/or discharge of his duties or actual or purported exercise of his powers or office, or in relation to any of them.

74.2                       The Company shall fund the expenditure of every Relevant Director of the Company for the purposes permitted under the Companies Act and shall do anything to enable such every Relevant Director to avoid incurring such expenditure as provided in the Companies Act.

74.3                       No Relevant Director of the Company shall be accountable to the Company or the Shareholders for any benefit provided pursuant to this Article and the receipt of any such benefit shall not disqualify any person from being or becoming a Director of the Company.

74.4                       The powers given by this Article shall not limit any general powers of the Company to grant indemnities, purchase and maintain insurance or provide funds (whether by way of loan or otherwise) to any person in connection with any legal or regulatory proceedings or applications for relief.

74.5                       This Article does not authorise any indemnity which would be prohibited or rendered void by any provision of the Companies Act or by any other provision of law.

74.6                       In this Article and in Article 75 a “Relevant Director” means any Director or other officer or former Director or other officer of the Company or any member of its Group or any trustee of an occupational pension scheme (as defined in section 235(6) of the Companies Act).

75.                              INSURANCE

75.1                       The Company shall (at the expense of the Company) effect and maintain for the benefit of each Director policies of insurance insuring each Director in an amount satisfactory to the Board (including a majority of the Investor Directors) in respect of any Relevant Loss (as defined below).

75.2                       In this Article, a “Relevant Loss” means any loss or liability which has been or may be incurred by a Relevant Director in connection with his duties or powers in relation to the Company, any member of its Group, any or any pension fund (including any trustee of an occupational pension scheme (as defined in section 235(6) of the Companies Act)) or Employees’ share scheme of the Group.